As filed with the Securities and Exchange Commission on April 10, 2017

Registration No. 333-213548

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Westlake Chemical Corporation

(Exact name of registrant as specified in its charter)

Delaware	76-0346924
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

(713) 960-9111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

L. Benjamin Ederington, Esq.

Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary

Westlake Chemical Corporation

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

(713) 960-9111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Timothy S. Taylor

Travis J. Wofford

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Geismar Holdings, Inc.	Delaware	33-1036002
GVGP, Inc.	Delaware	71-0921650
Westlake Chemical Investments, Inc.	Delaware	76-0664309
Westlake Geismar Power Company LLC	Delaware	35-2330798
Westlake Longview Corporation	Delaware	61-1496835
Westlake Management Services, Inc.	Delaware	76-0321065
Westlake NG I Corporation	Delaware	30-0343980
Westlake Olefins Corporation	Delaware	52-1629821
Westlake Pipeline Investments LLC	Delaware	27-3400646
Westlake Polymers LLC	Delaware	76-0144230
Westlake PVC Corporation	Delaware	76-0346192
Westlake Resources Corporation	Delaware	76-0321064
Westlake Styrene LLC	Delaware	76-0294926
Westlake Supply and Trading Company	Delaware	76-0377613
Westlake Vinyl Corporation	Delaware	76-0414632
Westlake Vinyls Company LP	Delaware	06-1641487
Westlake Vinyls, Inc.	Delaware	76-0542667
WPT LLC	Delaware	76-0469048
Westlake Petrochemicals LLC	Delaware	76-0553330
Westech Building Products (Evansville) LLC	Delaware	81-2373646
North American Specialty Products LLC	Delaware	46-2429042
Lagoon LLC	Delaware	81-3419020
Axiall Corporation	Delaware	58-1563799
Axiall Holdco, Inc.	Delaware	46-4153802
Axiall Noteco, Inc.	Delaware	47-2798878
Axiall Ohio, Inc.	Delaware	46-1252288
Axiall, LLC	Delaware	06-1559253
Eagle Holdco 3 LLC	Delaware	46-1726321

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Eagle Natrium LLC	Delaware	46-1260242
Eagle Pipeline, Inc.	Louisiana	74-2446833
Eagle Spinco Inc.	Delaware	46-0769929
Eagle US 2 LLC	Delaware	46-1269681
Georgia Gulf Lake Charles, LLC	Delaware	06-1559251
PHH Monomers, L.L.C.	Louisiana	52-1930252
Plastic Trends, Inc.	Michigan	38-1869628
Rome Delaware Corporation	Delaware	20-5546010
Royal Building Products (USA) Inc.	Delaware	98-0186359
Royal Plastics Group (U.S.A.) Limited	Delaware	51-0398456

*	The address and telephone number of each additional registrant’s principal executive office is 2801 Post Oak Boulevard, Suite 600, Houston, Texas 77056, Telephone (713) 960-9111.

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee (1)(2)
Debt Securities
Preferred Stock, par value $0.01 per share
Common Stock, par value $0.01 per share
Warrants
Guarantees of Debt Securities (3)
Common Stock, par value $0.01 per share (4)

(1)	There is being registered hereunder such indeterminate number or amount of debt securities, preferred stock, common stock warrants and guarantees as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder or other securities.
(2)	In reliance on Rule 456(b) and Rule 457(p) under the Securities Act, Westlake Chemical Corporation hereby defers payment of the registration fee required in connection with this Registration Statement, except for $46,084 of the registration fee previously paid with respect to the $1,049,900,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement File No. 333-124581 (initially filed by the Registrant on May 3, 2005) and not sold thereunder, which amount was carried forward pursuant to Rule 457(p) to the Registration Statement File No. 333-150206 (initially filed by the Registrant on April 11, 2008), subsequently carried forward pursuant to Rule 457(p) to the Registration Statement File No. 333-177119 (initially filed by the Registrant on September 30, 2011) and subsequently carried forward pursuant to Rule 457(p) to the Registration Statement File No. 333-191064 (initially filed by the Registrant on September 9, 2013) and may be used to offset future registration fees due under this Registration Statement pursuant to Rule 457(p) of the Securities Act.
(3)	Certain subsidiaries of Westlake Chemical Corporation may fully and unconditionally guarantee any series of debt securities of Westlake Chemical Corporation. Pursuant to Rule 457(n) no separate fee is payable with respect to the guarantees of the debt securities being registered.
(4)	Represents 4,500,000 shares that may be sold from time to time by the securityholder named herein.

Explanatory Note

This Post-Effective Amendment No. 1 relates to the Automatic Shelf Registration Statement on Form S-3 (File No. 333-213548) (the “Registration Statement”), which was filed by Westlake Chemical Corporation with the Securities and Exchange Commission and became effective on September 8, 2016. This Post-Effective Amendment No. 1 is being filed for the purposes of (i) adding those direct and indirect subsidiaries of Westlake Chemical Corporation listed on the cover page as additional registrants to the Registration Statement to allow such subsidiaries to guarantee debt securities of Westlake Chemical Corporation that may be offered pursuant to the Registration Statement (such guarantees are referred to herein as “Guarantees of Debt Securities”), (ii) adding Guarantees of Debt Securities to the Registration Statement, (iii) updating the information in Part II with respect to the addition of such subsidiaries as potential subsidiary guarantors, (iv) replacing the Indenture dated as of September 8, 2016, between Westlake Chemical Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, with the Indenture dated as of January 1, 2006, between Westlake Chemical Corporation, the Potential Subsidiary Guarantors (as such term is defined in the Indenture) listed on the signature pages of thereto and JPMorgan Chase Bank, National Association (subsequently succeeded by The Bank of New York Mellon Trust Company, N.A.), as trustee and (v) filing additional exhibits to the Registration Statement under Item 16 of Part II thereof. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

Prospectus

Westlake Chemical Corporation

Debt Securities

Preferred Stock

Common Stock

Warrants

We may issue and sell from time to time:

•	our debt securities;

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase such securities; or

•	guarantees of our debt securities.

TTWF LP, our principal stockholder in which three of our directors have indirect ownership interests, may sell from time to time up to 4,500,000 shares of our common stock.

This prospectus provides you with a general description of the securities that may be offered. We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. Our common stock is listed on the New York Stock Exchange under the symbol “WLK.”

Investing in our securities involves risk. You should carefully consider the risk factors described under “Risk Factors” beginning on page 3 of this prospectus before you make any investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 10, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we and the selling stockholder may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time securities are to be offered pursuant to this prospectus, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

You should rely only on the information we have provided or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. Neither we nor the selling stockholder have authorized any person, including any salesman or broker, to provide you with additional or different information. We and the selling stockholder are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the accompanying prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

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ABOUT WESTLAKE CHEMICAL CORPORATION

We are a vertically integrated global manufacturer and marketer of basic chemicals, vinyls, polymers and building products. Our products include some of the most widely used chemicals in the world, which are fundamental to many diverse consumer and industrial markets, including flexible and rigid packaging, automotive products, coatings, water treatment, refrigerants, residential and commercial construction as well as other durable and non-durable goods. We operate in two principal operating segments, Olefins and Vinyls. We are highly integrated along our olefins product chain with significant downstream integration into polyethylene and styrene monomer. We are also an integrated global producer of vinyls with substantial downstream integration into polyvinyl chloride (“PVC”) building products.

We began operations in 1986 after our first polyethylene plant, an Olefins segment business, near Lake Charles, Louisiana was acquired from Occidental Petroleum Corporation. We began our vinyls operations in 1990 with the acquisition of a vinyl chloride monomer (“VCM”) plant in Calvert City, Kentucky from the Goodrich Corporation. In 1992, we commenced our Vinyls segment building products operations after acquiring three PVC pipe plants. Since 1986, we have grown rapidly into an integrated global producer of petrochemicals, vinyls, polymers and building products. We achieved this by acquiring existing plants or constructing new plants and completing numerous capacity or production line expansions. We regularly consider acquisitions and other internal and external growth opportunities that would be consistent with or complementary to our overall business strategy.

In 2014, we formed Westlake Chemical Partners LP (“Westlake Partners”) to operate, acquire and develop ethylene production facilities and related assets. Also in 2014, Westlake Partners completed an initial public offering of 12,937,500 common units (the “Westlake Partners IPO”). As of February 15, 2017, Westlake Partners’ assets consist of a 13.3% limited partner interest in Westlake Chemical OpCo LP “OpCo”), as well as the general partner interest in OpCo. Prior to the Westlake Partners IPO, OpCo’s assets were wholly owned by us. OpCo’s assets include two ethylene production facilities at our olefins facility at our Lake Charles site, one ethylene production facility at our Calvert City site and a 200-mile common carrier ethylene pipeline that runs from Mont Belvieu, Texas to the Longview, Texas site, which includes our Longview polyethylene production facility. We retain an 86.7% limited partner interest in OpCo, a 52.2% limited partner interest in Westlake Partners (common and subordinated units), a general partner interest in Westlake Partners and incentive distribution rights. The operations of Westlake Partners are consolidated in our financial statements. We are party to certain agreements with Westlake Partners and OpCo whereby, among other things, OpCo sells us 95% of the ethylene it produces on a cost-plus basis that is expected to generate a fixed margin per pound of $0.10. We use this ethylene in the production processes of both our Olefins and Vinyls segments.

On August 31, 2016, we completed the acquisition of Axiall Corporation (“Axiall”) for $33.00 per share in an all-cash transaction (the “Merger”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 10, 2016, by and among Westlake, Axiall and Lagoon Merger Sub, Inc., a wholly-owned subsidiary of Westlake. Axiall is a manufacturer and international marketer of chemicals and building products, with manufacturing sites in North America. The combined company is the third-largest global chlor-alkali producer and the third-largest PVC producer in the world.

We benefit from highly integrated production facilities that allow us to process raw materials into higher value-added chemicals and building products. As of February 15, 2017, we (directly and through OpCo and our 95% and 60% owned Asian joint ventures) had 39.8 billion pounds per year of aggregate production capacity at numerous manufacturing sites in North America, Europe and Asia.

Our principal executive offices are located at 2801 Post Oak Boulevard, Suite 600, Houston, Texas 77056, and our telephone number is (713) 960-9111.

POTENTIAL SUBSIDIARY GUARANTORS

One or more of our direct or indirect wholly-owned subsidiaries, including all or a portion of our subsidiaries listed below, may fully and unconditionally guarantee any series of debt securities offered by this prospectus in the future. We may file one or more post-effective amendments to our registration statement to add additional potential subsidiary guarantors. The term “Subsidiary Guarantors” with respect to a series of debt securities refers to our direct or indirect wholly-owned subsidiaries that guarantee that series of debt securities. The applicable prospectus supplement will name the Subsidiary Guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the Subsidiary Guarantors.

Geismar Holdings, Inc.

GVGP, Inc.

Westlake Chemical Investments, Inc.

Westlake Geismar Power Company LLC

Westlake Longview Corporation

Westlake Management Services, Inc.

Westlake NG I Corporation

Westlake Olefins Corporation

Westlake Pipeline Investments LLC

Westlake Polymers LLC

Westlake PVC Corporation

Westlake Resources Corporation

Westlake Styrene LLC

Westlake Supply and Trading Company

Westlake Vinyl Corporation

Westlake Vinyls Company LP

Westlake Vinyls, Inc.

WPT LLC

Westlake Petrochemicals LLC

Westech Building Products (Evansville) LLC

North American Specialty Products LLC

Lagoon LLC

Axiall Corporation

Axiall Holdco, Inc.

Axiall Noteco, Inc.

Axiall Ohio, Inc.

Axiall, LLC

Eagle Holdco 3 LLC

Eagle Natrium LLC

Eagle Pipeline, Inc.

Eagle Spinco Inc.

Eagle US 2 LLC

Georgia Gulf Lake Charles, LLC

PHH Monomers, L.L.C.

Plastic Trends, Inc.

Rome Delaware Corporation

Royal Building Products (USA) Inc.

Royal Plastics Group (U.S.A.) Limited

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or preferred stock or value of our debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

Risks Related to our Principal Stockholder

We will be controlled by our principal stockholder, TTWF LP, and its affiliates as long as they own a majority of our common stock, and our other stockholders will be unable to affect the outcome of stockholder voting during that time. Our interests may conflict with those of the principal stockholder and its affiliates, and we may not be able to resolve these conflicts on terms possible in arms-length transactions.

As long as TTWF LP, which as of March 15, 2017, owns approximately 71.3% of our common stock (the “principal stockholder” or the “selling stockholder”) and its affiliates (the “principal stockholder affiliates”) own a majority of our outstanding common stock, they will be able to exert significant control over us, and our other stockholders, by themselves, will not be able to affect the outcome of any stockholder vote. As a result, the principal stockholder, subject to any fiduciary duty owed to our minority stockholders under Delaware law, will be able to control all matters affecting us (some of which may present conflicts of interest), including:

•	the composition of our board of directors and, through the board, any determination with respect to our business direction and policies, including the appointment and removal of officers and the determination of compensation;

•	any determinations with respect to mergers or other business combinations or the acquisition or disposition of assets;

•	our financing decisions, capital raising activities and the payment of dividends; and

•	amendments to our amended and restated certificate of incorporation or amended and restated bylaws.

The principal stockholder will be permitted to transfer a controlling interest in us without being required to offer our other stockholders the ability to participate or realize a premium for their shares of common stock. A sale of a controlling interest to a third party may adversely affect the market price of our common stock and our business and results of operations because the change in control may result in a change of management decisions and business policy. Because we have elected not to be subject to Section 203 of the General Corporation Law of the State of Delaware, the principal stockholder may find it easier to sell its controlling interest to a third party than if we had not so elected. See “Description of Capital Stock—Delaware Business Combination Statute” for a description of Section 203 and the potential positive and negative consequences, depending on the circumstances, of electing not to be subject to it.

In addition to any conflicts of interest that arise in the foregoing areas, our interests may conflict with those of the principal stockholder affiliates in a number of other areas, including:

•	business opportunities that may be presented to the principal stockholder affiliates and to our officers and directors associated with the principal stockholder affiliates, and competition between the principal stockholder affiliates and us within the same lines of business;

•	the solicitation and hiring of employees from each other; and

•	agreements with the principal stockholder affiliates relating to corporate services that may be material to our business.

We may not be able to resolve any potential conflicts with the principal stockholder affiliates, and even if we do, the resolution may be less favorable than if we were dealing with an unaffiliated party, particularly if the conflicts are resolved while we are controlled by the principal stockholder affiliates. Our amended and restated certificate of incorporation provides that the principal stockholder affiliates have no duty to refrain from engaging in activities or lines of business similar to ours and that the principal stockholder affiliates will not be liable to us or our stockholders for failing to present specified corporate opportunities to us. See “Description of Capital Stock—Transactions and Corporate Opportunities.”

Risks Related to the Common Stock

Substantial sales of our common stock by the principal stockholder or us could cause our stock price to decline and issuances by us may dilute our stockholders’ ownership interest in our company.

We are unable to predict whether significant amounts of our common stock will be sold by the principal stockholder. Any sales of substantial amounts of our common stock in the public market by the principal stockholder or us, or the perception that these sales might occur, could lower the market price of our common stock. Further, if we issue additional equity securities to raise additional capital, our stockholders’ ownership interest in our company may be diluted and the value of their investment may be reduced.

The price of our common stock may be volatile.

The market price of our common stock could be subject to significant fluctuations. Among the factors that could affect our stock price are:

•	our operating and financial performance and prospects;

•	quarterly variations in the rate of growth of our financial indicators, such as earnings per share, net income and revenues;

•	changes in revenue or earnings estimates or publication of research reports by analysts;

•	speculation in the press or investment community;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	sales of shares of our common stock by stockholders;

•	actions by institutional investors or by the principal stockholder;

•	fluctuations in oil and gas prices;

•	general market conditions, including fluctuations in feedstock, energy and commodity prices; and

•	U.S. and international economic, legal and regulatory factors unrelated to our performance.

The stock markets in general have experienced extreme volatility in recent years that has at times been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and, as a result, an investment in our common stock.

If we are unable to pay regular dividends on our common stock, our stockholders may not receive funds without selling their common stock.

Shortly following our initial public offering in 2004, we paid our initial regular quarterly dividend of $0.02125 per share. We have paid regular quarterly dividends since our initial dividend. On February 17, 2017, our board of directors declared a dividend of $0.1906 per share payable on March 14, 2017 to our stockholders of record as of the close of business on February 28, 2017. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends, and other considerations that our board of directors deems relevant. The agreements governing our 6.5% senior notes due 2029, 6.75% senior notes due 2032, each of our series of 6.5% senior notes due 2035 and our unsecured revolving credit facility also include limitations on our payment of dividends. Accordingly, our stockholders may have to sell some or all of their common stock in order to generate cash flow from their investment in common stock. Our stockholders may not receive a gain on their investment when they sell their common stock and they may lose the entire amount of the investment.

Provisions in our charter documents or Delaware law may inhibit a takeover, which could adversely affect the value of our common stock.

Our amended and restated certificate of incorporation and amended and restated bylaws, as well as Delaware corporate law, contain provisions that could delay or prevent a change of control or changes in our management that a stockholder might consider favorable. These provisions apply even if the offer may be considered beneficial by some of our stockholders. If a change of control or change in management is delayed or prevented, the market price of our common stock could decline. Please read “Description of Capital Stock” for a description of these provisions.

Risks Related to the Debt Securities

Our holding company structure may affect our ability to make payments on our debt securities. Holders of our debt securities may be structurally subordinated to the creditors of our subsidiaries.

We currently conduct our operations through subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries to the extent that such subsidiaries do not guarantee such debt securities. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of that subsidiary’s indebtedness and its trade creditors will generally be entitled to payment of their claims from the assets of the subsidiary before any assets are made available for distribution to us.

A holder’s right to receive payments on the debt securities is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of the debt securities by the Subsidiary Guarantors, if any, are effectively subordinated to the Subsidiary Guarantors’ existing and future secured indebtedness.

Holders of our secured indebtedness and the secured indebtedness of the Subsidiary Guarantors, if any, will have claims that are prior to the claims of holders of the debt securities to the extent of the value of the assets securing that other indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the debt securities will participate ratably with all holders of our unsecured and unsubordinated indebtedness, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. We may apply proceeds of certain asset sales to reduce our secured indebtedness or other secured obligations, but such application will not permanently reduce our ability to incur secured indebtedness and other secured obligations under the indenture in the future. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the debt securities. As a result, holders of the debt securities may receive less, ratably, than holders of secured indebtedness.

A holder’s right to receive payments on the debt securities could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

Some but not all of our subsidiaries may guarantee the debt securities. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of that subsidiary’s indebtedness and its trade creditors will generally be entitled to payment of their claims from the assets of the subsidiary before any assets are made available for distribution to us.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of the debt securities to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided or claims in respect of a guarantee could be subordinated to all other debts of the applicable guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and either:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged or about to engage in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, a guarantor would be considered insolvent if, at the relevant time, the sum of its debts and other liabilities, including contingent liabilities, was greater than the sum of its assets at a fair valuation, and a guarantor that was generally not then paying its debts as they became due would be presumed to be insolvent.

We may incur additional debt ranking equal to the debt securities.

If we incur any additional debt that ranks equally with the debt securities, the holders of that debt will be entitled to share ratably with the holders of the debt securities in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of our company. This may have the effect of reducing the amount of proceeds paid to a holder of debt securities.

CAUTIONARY STATEMENTS ABOUT FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides safe harbor provisions for forward-looking information. Certain of the statements contained in this prospectus are forward-looking statements. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements can be identified by the use of words such as “believes,” “intends,” “may,” “should,” “could,” “anticipates,” “expected” or comparable terminology, or by discussions of strategies or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Forward-looking statements relate to matters such as:

•	future operating rates, margins, cash flows and demand for our products;

•	industry market outlook, including the price of crude oil;

•	production capacities;

•	currency devaluation;

•	our ability to borrow additional funds under our credit facility;

•	our ability to meet our liquidity needs;

•	our ability to meet debt obligations under our debt instruments;

•	our intended quarterly dividends;

•	future capacity additions and expansions in the industry;

•	timing, funding and results of capital projects, such as the expansion program at our Calvert City facility and the construction of the ethylene facility as part of our joint venture with Lotte Chemical USA Corporation;

•	results of acquisitions, including our acquisition of Axiall (including the benefits, results and effects thereof);

•	health of our customer base;

•	pension plan obligations, funding requirements and investment policies;

•	compliance with present and future environmental regulations and costs associated with environmentally related penalties, capital expenditures, remedial actions and proceedings, including any new laws, regulations or treaties that may come into force to limit or control carbon dioxide and other greenhouse gas emissions or to address other issues of climate change;

•	effects of pending legal proceedings; and

•	timing of and amount of capital expenditures.

We have based these statements on assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe were appropriate in the circumstances when the statements were made. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such statements. While it is not possible to identify all factors, we continue to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed under “Risk Factors” in this prospectus and the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and those described from time to time in our other filings with the SEC, including, but not limited to, the following:

•	general economic and business conditions;

•	the cyclical nature of the chemical industry;

•	the availability, cost and volatility of raw materials and energy;

•	uncertainties associated with the United States, European and worldwide economies, including those due to the political tensions in the Middle East, the Commonwealth of Independent States (including Ukraine) and elsewhere;

•	current and potential governmental regulatory actions in the United States and other countries and political unrest in other countries;

•	industry production capacity and operating rates;

•	the supply/demand balance for our products;

•	competitive products and pricing pressures;

•	instability in the credit and financial markets;

•	access to capital markets;

•	terrorist acts;

•	operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases and other environmental risks);

•	changes in laws or regulations;

•	technological developments;

•	our ability to realize anticipated benefits of the acquisition of Axiall and to integrate Axiall’s business;

•	charges or other liabilities relating to the acquisition of Axiall;

•	the significant indebtedness that we have incurred in connection with the acquisition of Axiall;

•	our ability to integrate acquired businesses other than Axiall;

•	foreign currency exchange risks;

•	our ability to implement our business strategies; and

•	creditworthiness of our customers.

Many of these factors are beyond our ability to control or predict. Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Every forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include:

•	repayment or refinancing of debt;

•	acquisitions;

•	working capital;

•	capital expenditures; and

•	repurchases and redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

We will not receive any proceeds from the sale of any shares of our common stock that may be sold by the selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown.

	Years Ended December 31,
	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	5.1x	14.3x	17.7x	16.1x	9.9x

We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of earnings before income taxes plus fixed charges and equity distributions less net capitalized interest and equity investment income. “Fixed charges” consist of interest expense, capitalized interest, amortization of debt issuance costs and that portion of operating lease rental expense (one-third) we have deemed to represent the interest factor of such expense.

No shares of our preferred stock are currently issued or outstanding, therefore there are no dividends accrued on any shares of our preferred stock for any period presented. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our general unsecured obligations. We will issue debt securities under the indenture dated as of January 1, 2006, as amended or supplemented from time to time, by and among us, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association), as trustee.

We have summarized material provisions of the indenture and the debt securities below. This summary is not complete. We have filed the indenture with the SEC as an exhibit to the registration statement, and you should read the indenture for provisions that may be important to you. Please read “Where You Can Find More Information.”

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us,” or “our” refer to Westlake Chemical Corporation only and not to any of its subsidiaries.

General

The indenture does not limit the amount of debt securities that may be issued under it, and does not limit the amount of other unsecured debt securities that we may issue. We may issue debt securities under the indenture from time to time in one or more series. As of December 31, 2016, $3,262.6 million of debt securities were outstanding under the indenture, which includes $624.8 million of 4.625% senior notes due 2021, $250.0 million of 3.60% senior notes due 2022, $433.8 million of 4.875% senior notes due 2023, $750.0 million of 3.60% senior notes due 2026, $100.0 million of 6.5% senior notes due 2029, $250.0 million of 6.75% senior notes due 2032, $89.0 million of 6.5% senior notes due 2035, $65.0 million of 6.5% senior notes due 2035 and $700.0 million of 5.0% senior notes due 2046 (collectively the “Outstanding Senior Notes”).

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price and, if applicable, the initial interest payment date and initial interest accrual date, and will be consolidated with, and form a single series with, such outstanding debt securities.

The debt securities will constitute our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated debt and senior in right of payment to all of our subordinated indebtedness, if any. The debt securities will be effectively subordinated to, and thus have a junior position to, our secured indebtedness with respect to the assets securing that indebtedness.

We currently conduct our operations through subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries to the extent that such subsidiaries do not guarantee such debt securities.

The indenture does not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indenture also does not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Ranking

In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the debt securities will participate ratably with all holders of our unsecured and unsubordinated indebtedness, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. See “Risk Factors—Risks Related to the Debt Securities—A holder’s right to receive payments on the debt securities is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of the debt securities by the Subsidiary Guarantors, if any, are effectively subordinated to the Subsidiary Guarantors’ existing and future secured indebtedness.”

The debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. As of December 31, 2016, we had an aggregate of $3,598.5 million of unsecured and unsubordinated indebtedness, consisting of $3,262.6 million aggregate principal amount of Outstanding Senior Notes, $325.0 million of borrowings under our revolving credit facility and a $10.9 million loan from the proceeds of tax-exempt waste disposal revenue bonds. If debt securities are guaranteed, the guarantees will rank equally with all of the Subsidiary Guarantors’ other unsecured and unsubordinated debt from time to time outstanding and senior to any subordinated debt of the Subsidiary Guarantors, if any.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•	whether debt securities are entitled to any guarantee of any Subsidiary Guarantors and the identity of any such Subsidiary Guarantors for that series and the terms of such guarantee, if different than those set forth in the indenture;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities; and

•	any other terms of the debt securities not inconsistent with the indenture.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the applicable prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Guarantees

Each of the Subsidiary Guarantors, if any, with respect to a series of debt securities will fully and unconditionally guarantee on an unsecured basis the full and prompt payment of the principal of and any premium and interest on the debt securities of that series when and as the payment becomes due and payable, whether at maturity or otherwise. As used in this prospectus, the term “Subsidiary Guarantors” with respect to a series of debt securities refers to those subsidiaries listed under “Potential Subsidiary Guarantors” that guarantee that series of debt securities. The applicable prospectus supplement will name the Subsidiary Guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the Subsidiary Guarantors if they differ from the terms described in this prospectus. The guarantees provide that in the event of a default in the payment of principal of or any premium or interest on a debt security, the holder of that debt security may institute legal proceedings directly against the Subsidiary Guarantors to enforce the guarantees without first proceeding against us. The guarantees will rank equally with all of the Subsidiary Guarantors’ other unsecured and unsubordinated debt from time to time outstanding and senior to any subordinated debt of the Subsidiary Guarantors, if any.

The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the Subsidiary Guarantor; and

•	any collections from or payments made by or on behalf of any other Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.

The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to debt securities of a particular series as described below in “—Defeasance and Discharge,” then any Subsidiary Guarantor will be released with respect to that series. Further, if no default has occurred and is continuing under the indenture, and to the extent not otherwise prohibited by the indenture, a Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

•	automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•	following delivery of a written notice by us to the trustee, upon the release of all guarantees by the Subsidiary Guarantor of any debt of ours for borrowed money, except for any series of debt securities under the indenture.

Consolidation, Merger and Sales of Assets

The indenture generally permits a consolidation or merger involving us or any Subsidiary Guarantor. It also permits the Subsidiary Guarantors or us to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our assets. We and the Subsidiary Guarantors have agreed, however, that we will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of our assets to any entity unless:

(1)	either

•	we or a Subsidiary Guarantor, as the case may be, are the continuing entity; or

•	the resulting entity is organized under the laws of the United States, any state thereof or the District of Columbia, and, in the case of us, expressly assumes by supplemental indenture the due and punctual payment of the principal of, premium (if any) and interest on and any additional amounts with respect to the debt securities and the performance of our covenants and obligations under the indenture and the debt securities, or, in the case of such Subsidiary Guarantor, the performance of the guarantee and such Subsidiary Guarantor’s covenants and obligations under the indenture and the debt securities; and

(2)	immediately after giving effect to the transaction or series of transactions, no default or event of default under the indenture has occurred and is continuing or would result from the transaction(s).

This covenant will not apply to any merger of another entity into us. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for and may exercise all of our rights and powers under the indenture and the debt securities with the same effect as if the resulting entity had been named as us in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of our obligations and covenants under the indenture and the debt securities, we will be relieved of all such obligations.

Events of Default

Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	our failure to pay interest on any debt security of that series for 30 days when due;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to deposit any sinking fund payment relating to any debt security of that series for 30 days when due;

•	our failure to comply with any covenant or agreement in that series of debt securities or the indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under the indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of us or a Subsidiary Guarantor with respect to that series of debt securities that is a significant subsidiary (as defined in Regulation S-X promulgated by the SEC, as in effect on the date of the indenture) of us;

•	if applicable, specified events involving the guarantees; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us or a Subsidiary Guarantor that is a significant subsidiary occurs, the principal of and accrued and unpaid interest on all the debt securities of that series will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under the indenture may pursue any remedy under the indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series of debt securities;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indenture requires us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in performance.

Modification and Waiver

We and the trustee may supplement or amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under the indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	waive a continuing default or event of default regarding any payment on the debt securities;

•	except as specifically provided in the indenture, release any Subsidiary Guarantor or modify the related Guarantee in any manner materially adverse to the holders of debt securities under the indenture; or

•	if applicable, make any change that materially and adversely affects the right to convert any debt security.

We and the trustee may supplement or amend the indenture or waive any provision of the indenture without the consent of any holders of debt securities issued under the indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any series of debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under the indenture in any material respect;

•	to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture;

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities; and

•	to provide for the appointment of a successor trustee or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee under the indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under the indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we and the Subsidiary Guarantors, if applicable, will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•	we and the Subsidiary Guarantors, if applicable, will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under “—Consolidation, Merger and Sales of Assets” and other specified covenants under the indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities, and if applicable, the Subsidiary Guarantors’ guarantees of the payments, will also survive.

Unless we inform you otherwise in the applicable prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Under current U.S. federal income tax law, legal defeasance would likely be treated as a taxable exchange of debt securities to be defeased for interests in the defeasance trust. As a consequence, a United States holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current U.S. federal income tax law, covenant defeasance would not be treated as a taxable exchange of such debt securities.

Satisfaction and Discharge. In addition, the indenture will cease to be of further effect with respect to the debt securities of a series issued under the indenture, subject to exceptions relating to compensation and indemnity of the trustee under the indenture and repayment to us of excess money or government securities, when:

•	either

(a) all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

(b) all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year; and

•	we have deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and

•	we have paid all other sums payable by us with respect to the debt securities of that series.

Governing Law

New York law will govern the indenture, the debt securities and the guarantees, if any.

The Trustee

The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, National Association) acts as the trustee under the indenture. Unless we inform you otherwise in a prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will act as the trustee with respect to the debt securities described in such prospectus supplement.

The indenture contains limitations on the right of the trustee, if it or any of its affiliates is then our creditor or, if applicable, a creditor of a Subsidiary Guarantor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us, and, if applicable, the Subsidiary Guarantors. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Payments and Paying Agents

Unless we inform you otherwise in the applicable prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in the applicable prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in the applicable prospectus supplement, the trustee under the indenture will be designated as the paying agent for payments on debt securities issued under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in the applicable prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York, Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by us. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the indenture are met. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment of any transfer tax or similar governmental charge payable for that registration.

We will appoint the trustee as security registrar for the debt securities. If the applicable prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, we will not be required to register the transfer or exchange of:

•	any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the applicable prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the applicable prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions are summaries of material terms of our common stock, preferred stock, amended and restated certificate of incorporation and amended and restated bylaws. Copies of our amended and restated certificate of incorporation and amended and restated bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you are urged to review these documents. Please read “Where You Can Find More Information.”

As of the date of this prospectus, our authorized capital stock consists of 300 million shares of common stock, par value $0.01 per share, and 50 million shares of preferred stock, par value $0.01 per share.

Common Stock

Each share of common stock entitles the holder to one vote on all matters on which holders are permitted to vote, including the election of directors. There are no cumulative voting rights. Accordingly, holders of a majority of the total votes entitled to vote in an election of directors will be able to elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of the common stock will share equally on a per share basis any dividends when, as and if declared by the board of directors out of funds legally available for that purpose. If we are liquidated, dissolved or wound up, the holders of our common stock will be entitled to a ratable share of any distribution to stockholders, after satisfaction of all of our liabilities and of the prior rights of any outstanding class of our preferred stock. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without stockholder approval, to issue shares of preferred stock from time to time in one or more series, and to fix the number of shares and terms of each such series. The board may determine the designation and other terms of each series, including the following:

•	dividend rates;

•	whether dividends will be cumulative or non-cumulative;

•	redemption rights;

•	liquidation rights;

•	sinking fund provisions;

•	conversion or exchange rights; and

•	voting rights.

The issuance of preferred stock, while providing us with flexibility in connection with possible acquisitions and other transactions, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of our company. For example, if, in the exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal was not in the best interest of our stockholders, the board could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of this series to prevent a change of control transaction or make it more difficult. Alternatively, a change of control transaction deemed by the board to be in the best interest of our stockholders could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders.

The prospectus supplement relating to any series of preferred stock that we may offer will include specific terms relating to the offering. In connection with any offering of shares of preferred stock, we will file a form of certificate of designation with the SEC, and you should read the certificate of designation for provisions that may be important to you. The applicable prospectus supplement will summarize the general terms of any such series of preferred stock.

Charter and Bylaw Provisions

Election and Removal of Directors

Our board of directors currently consists of between one and 11 directors, excluding any directors elected by holders of preferred stock pursuant to provisions applicable in the case of defaults. Our board of directors has approved and recommended to our stockholders the approval of an amendment to our amended and restated certificate of incorporation that would increase the maximum size of our board of directors from eleven to fifteen directors. Our stockholders are expected to approve the amendment at our 2017 annual meeting of stockholders to be held on May 19, 2017. The exact number of directors will be fixed from time to time by resolution of the board. Our board of directors is divided into three classes serving staggered three-year terms, with only one class being elected each year by our stockholders. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors. In addition, no director may be removed except for cause, and directors may be removed for cause by an affirmative vote of shares representing a majority of the shares then entitled to vote at an election of directors. Any vacancy occurring on the board of directors and any newly created directorship may only be filled by a majority of the remaining directors in office.

Stockholder Meetings

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called only by the chairman of our board of directors or a majority of the directors. Our amended and restated certificate of incorporation and our amended and restated bylaws specifically deny any power of any other person to call a special meeting.

Stockholder Action by Written Consent

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that holders of our common stock will not be able to act by written consent without a meeting, unless such consent is unanimous.

Amendment of Certificate of Incorporation

The provisions of our amended and restated certificate of incorporation described above under “—Election and Removal of Directors,” “—Stockholder Meetings” and “—Stockholder Action by Written Consent” may be amended only by the affirmative vote of holders of at least 75% of the voting power of our outstanding shares of voting stock, voting together as a single class. The affirmative vote of holders of at least a majority of the voting power of our outstanding shares of voting stock is generally required to amend other provisions of our amended and restated certificate of incorporation.

Amendment of Bylaws

Our amended and restated bylaws may generally be altered, amended or repealed, and new bylaws may be adopted, with:

•	the affirmative vote of a majority of directors present at any regular or special meeting of the board of directors called for that purpose, provided that any alteration, amendment or repeal of, or adoption of any bylaw inconsistent with specified provisions of the bylaws, including those related to special and annual meetings of stockholders, action of stockholders by written consent, classification of the board of directors, nomination of directors, special meetings of directors, removal of directors, committees of the board of directors and indemnification of directors and officers, requires the affirmative vote of at least 75% of all directors in office at a meeting called for that purpose; or

•	the affirmative vote of holders of 75% of the voting power of our outstanding shares of voting stock, voting together as a single class.

Other Limitations on Stockholder Actions

Our amended and restated bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose that a director be removed;

•	propose any repeal or change in our bylaws; or

•	propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with the following:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the stockholder’s name and address;

•	the number of shares of our stock beneficially owned by the stockholder and evidence of such ownership; and

•	the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons, and the number of shares of our stock such persons beneficially own.

To be timely, a stockholder must generally deliver notice:

•	in connection with an annual meeting of stockholders, not less than 120 nor more than 180 days prior to the date on which the annual meeting of stockholders was held in the immediately preceding year, but in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding annual meeting of stockholders, a stockholder notice will be timely if received by us not later than the close of business on the later of (1) the 120th day prior to the annual meeting and (2) the 10th day following the day on which we first publicly announce the date of the annual meeting; or

•	in connection with the election of a director at a special meeting of stockholders, not less than 40 nor more than 60 days prior to the date of the special meeting, but in the event that less than 55 days’ notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, a stockholder notice will be timely if received by us not later than the close of business on the 10th day following the day on which a notice of the date of the special meeting was mailed to the stockholders or the public disclosure of that date was made.

In order to submit a nomination for our board of directors, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Limitation on Liability of Directors

Our amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws provide that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

Anti-Takeover Effects of Some Provisions

Some provisions of our amended and restated certificate of incorporation and amended and restated bylaws could make the following more difficult:

•	acquisition of control of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, as well as our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Transactions and Corporate Opportunities

Our amended and restated certificate of incorporation includes provisions that regulate and define the conduct of specified aspects of the business and affairs of our company. These provisions serve to determine and delineate the respective rights and duties of our company, our principal stockholder, TTWF LP, and its direct and indirect equity owners and directors, officers, employees, partners or equity owners of such entities (the “principal stockholder affiliates”), and some of our directors and officers in anticipation of the following:

•	the principal stockholder affiliates serving as our directors and/or officers;

•	the principal stockholder affiliates engaging in lines of business that are the same as, or similar to, our lines of business;

•	the principal stockholder affiliates having an interest in the same areas of corporate opportunity as we have; and

•	we and the principal stockholder affiliates engaging in material business transactions.

We may enter into agreements with the principal stockholder affiliates to engage in any transaction. We may also enter into agreements with the principal stockholder affiliates to compete or not to compete with each other, including agreements to allocate, or to cause our directors, officers and employees and the principal stockholder affiliates to allocate, opportunities between the principal stockholder affiliates and us. Our amended and restated certificate of incorporation provides that no such agreement will be considered contrary to any fiduciary duty of the principal stockholder affiliates, as our direct and indirect controlling stockholders, or our directors, officers or employees. Neither the principal stockholder affiliates nor any of our directors, officers or employees who are also principal stockholder affiliates are under any fiduciary duty to us to refrain from acting on our behalf or on behalf of the principal stockholder affiliates in respect of any such agreement or transaction. These provisions are generally subject to the corporate opportunity obligations described below with which the principal stockholder affiliates and our officers and directors who are also principal stockholder affiliates must comply.

Under our amended and restated certificate of incorporation, the principal stockholder affiliates have no duty to refrain from engaging in activities or lines of business similar to ours or from doing business with any of our clients, customers or vendors and, except as discussed in the above paragraph, the principal stockholder affiliates will not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder by reason of any of these activities. In addition, if the principal stockholder affiliates or one of our directors or officers who is also a principal stockholder affiliate acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both our company and the principal stockholder affiliates, then neither the principal stockholder affiliates nor any such person will have a duty to communicate or offer this corporate opportunity to us and will not be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that the principal stockholder affiliates pursue or acquire the corporate opportunity for themselves, direct the corporate opportunity to another person or do not communicate information regarding the corporate opportunity to us, so long as the principal stockholder affiliates act in a manner consistent with the following policy: A corporate opportunity offered to the principal stockholder affiliates or to any person who is one of our officers or directors and who is also a principal stockholder affiliate will belong to the principal stockholder affiliates, unless the opportunity was expressly offered in writing to the principal stockholder affiliates solely in their capacity as direct and indirect stockholders of our company or to that person solely in his or her capacity as one of our directors or officers.

Anyone becoming one of our stockholders will be deemed to have notice of and consented to these provisions of our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation provides that in no event shall any amendment of these provisions subject any principal stockholder affiliate to liability for any act or omission occurring prior to such amendment for which such person would be deemed not to be liable under these provisions prior to such amendment.

Delaware Business Combination Statute

We have expressly elected not to be subject to Section 203 of the General Corporation Law of the State of Delaware, which is described below. However, our stockholders can amend our amended and restated certificate of incorporation and amended and restated bylaws to elect to be subject to Section 203. Section 203 provides that, subject to specified exceptions, an interested stockholder of a Delaware corporation is not permitted to engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that stockholder became an interested stockholder, unless one of the following conditions is met:

•	prior to the time the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•	on or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise set forth in Section 203, “interested stockholder” means:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

If we ever become subject to Section 203, it may be more difficult for a person who is an interested stockholder to effect various business combinations with us for the applicable three-year period. Section 203, if it becomes applicable, also may have the effect of preventing changes in our management. It is possible that Section 203, if it becomes applicable, could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests. The provisions of Section 203, if it becomes applicable, may cause persons interested in acquiring us to negotiate in advance with our board of directors. The restrictions on business combinations set forth in Section 203 are not applicable to the principal stockholder so long as the principal stockholder holds 15% or more of our outstanding shares of common stock. Because we are not currently subject to Section 203, the principal stockholder, as a controlling stockholder, may find it easier to sell its controlling interest to a third party because Section 203 would not apply to the third party.

Listing of Common Stock

Our common stock is listed on the New York Stock Exchange under the symbol “WLK.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and the procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

SELLING STOCKHOLDER

In addition to covering the issuance and sale of securities by us, this prospectus covers the possible sale from time to time of up to 4,500,000 shares of our common stock by the selling stockholder listed below. As used in this prospectus, “selling stockholder” includes the successors-in-interest, donees, transferees or others who may later hold the selling stockholder’s interests and who will be named in the applicable supplement to this prospectus.

The following table sets forth information as of March 15, 2017 regarding the beneficial ownership of the common stock held by the selling stockholder. Since the selling stockholder may sell none, all, or a portion of the 4,500,000 shares of our common stock included in the prospectus, no meaningful estimate can be given as to the amount or percentage of shares that will be held by the selling stockholder after completion of any sale by the selling stockholder.

Name and Address	Number of Shares	Percent of Stock (1)
TTWF LP (2)(3)	92,010,554	71.3%

(1)	Calculated as of March 20, 2017 based on 129,042,646 shares of our common stock outstanding.
(2)	The address of the selling stockholder is 2801 Post Oak Boulevard, Houston, Texas 77056. The selling stockholder may be deemed an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to sales of the shares of common stock listed above.
(3)	Two trusts for the benefit of members of the Chao family, including James Chao, Dorothy C. Jenkins and Albert Chao, are the managers of TTWFGP LLC, a Delaware limited liability company, which is the general partner of TTWF LP. The limited partners of TTWF LP are five trusts principally for the benefit of members of the Chao family, including James Chao, Dorothy C. Jenkins and Albert Chao and two corporations owned, indirectly or directly, by certain of these trusts and by other entities owned by members of the Chao family, including James Chao, Dorothy C. Jenkins and Albert Chao. TTWF LP and TTWFGP LLC each have shared voting power and shared dispositive power over 92,010,554 shares of our common stock. As of March 15, 2017, James Chao had sole voting power and sole dispositive power over 233,533 shares of our common stock and shared voting power and shared dispositive power over 92,010,554 shares of our common stock. Dorothy C. Jenkins had sole voting power and sole dispositive power over 59,865 shares of our common stock and shared voting power and shared dispositive power over 92,010,554 shares of our common stock. Albert Chao had sole voting power and sole dispositive power over 945,260 shares of our common stock and shared voting power and shared dispositive power over 92,010,554 shares of our common stock. James Chao, Dorothy C. Jenkins and Albert Chao disclaim beneficial ownership of the 92,010,554 shares of our common stock held by TTWF LP except to the extent of their respective pecuniary interest therein.

Registration Rights Agreement

We are party to a registration rights agreement with the selling stockholder under which we have agreed, at the request of the selling stockholder, to use our best efforts to register shares of our common stock that are held by the selling stockholder for public sale under the Securities Act. As long as the selling stockholder owns a majority of the voting power of our outstanding common stock, there is no limit to the number of registrations that it may request. Once the selling stockholder owns less than a majority of the voting power of our outstanding common stock, it can request a total of five additional registrations. We have also agreed in the registration rights agreement to provide the selling stockholder and its permitted transferees with “piggy-back” rights to include its shares in registrations of our common stock under the Securities Act. There is no limit on the number of these “piggy-back” registrations in which the selling stockholder may request its shares be included. These rights will terminate once the selling stockholder is able to dispose of all of its shares of our common stock within a three-month period pursuant to the exemption from registration provided under Rule 144 of the Securities Act. We have agreed to cooperate in these registrations and related offerings. We and the selling stockholder have agreed to restrictions on the ability of each party to sell securities following registrations by either party. The shares of our common stock that may be sold by the selling stockholder hereunder are included in this prospectus pursuant to the registration rights agreement.

PLAN OF DISTRIBUTION

We and the selling stockholder may sell the securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers or (c) through agents. The applicable prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities from us or the selling stockholder and, if the purchase price is not payable in U.S. dollars, the currency, currency unit or composite currency in which the purchase price is payable;

•	the net proceeds to us or the selling stockholder from the sale of securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we or the selling stockholder use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we or the selling stockholder use dealers in the sale of securities, the securities will be sold directly to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We or the selling stockholder may sell the securities directly. In that event, no underwriters or agents would be involved. We or the selling stockholder may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us or the selling stockholder to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We or the selling stockholder will describe the terms of any such sales in the applicable prospectus supplement.

Private Sales

The shares of our common stock covered by this prospectus that may be sold by the selling stockholder qualify for sale pursuant to Rule 144 under the Securities Act and may be sold by the selling stockholder under Rule 144 rather than pursuant to this prospectus.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we or the selling stockholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the applicable prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We or the selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.

We, the selling stockholder or one of our respective affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

The third parties in any of the sale transactions described above will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We or the selling stockholder may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Pursuant to the registration rights agreement described under “Selling Stockholder,” we have agreed to pay all of the costs, fees and expenses incurred by us incident to our registration of the resale of the selling stockholder’s common stock, as well as legal fees and expenses of counsel to the selling stockholder. We will not pay any commissions, fees and discounts of underwriters, brokers, dealers and agents with respect to shares of our common stock sold by the selling stockholder.

LEGAL OPINIONS

Certain legal matters in connection with this offering will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel, which firm will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Axiall Corporation business the registrant acquired during 2016) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Axiall Corporation appearing in Axiall Corporation’s Current Report on Form 8-K filed with the SEC on August 30, 2016 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated by reference into Westlake Chemical Corporation’s Current Report on Form 8-K/A filed with the SEC on September 8, 2016, which Form 8-K/A is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1850, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

Our Web site is located at http: //www.westlake.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our Web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our Web site or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we and the selling stockholder may sell. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us, the selling stockholder and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Web site.

We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all the securities offered by this prospectus:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2016;

•	our current report on Form 8-K/A filed with the SEC on September 8, 2016;

•	our definitive proxy statement on Schedule 14A filed with the SEC on April 7, 2017 (only portions that are incorporated by reference into part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016); and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 30, 2004, as we may update that description from time to time.

You may request a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Westlake Chemical Corporation

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

Attention: Investor Relations

Telephone: (713) 960-9111

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by Westlake Chemical Corporation, a Delaware corporation (“Westlake”), in connection with the issuance and distribution of the securities covered in this Registration Statement.

Registration fee	*
Printing expenses	**
Accounting fees and expenses	**
Legal fees and expenses	**
Trustee fees and expenses	**
Rating agency fees	**
Miscellaneous	**

Total	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time. Up to $46,084 of the registration fee previously paid with respect to $1,049,900,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement File No. 333-124581 (initially filed by the Registrant on May 3, 2005) and not sold thereunder, which amount was carried forward pursuant to Rule 457(p) to the Registration Statement File No. 333-150206 (initially filed by the Registrant on April 11, 2008) and subsequently carried forward pursuant to Rule 457(p) to the Registration Statement File No. 333-177119 (initially filed by the Registrant on September 30, 2011) and subsequently carried forward pursuant to Rule 457(p) to the Registration Statement File No. 333-191064 (initially filed by the Registrant on September 9, 2013) and may be used to offset future registration fees due under this Registration Statement pursuant to Rule 457(p) of the Securities Act.
**	These fees and expenses will depend upon the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Delaware Corporations. Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law (the “DGCL”) for unlawful payment of dividends or stock purchases or redemptions or (4) any transaction from which the director derived an improper personal benefit.

The amended and restated certificate of incorporation of Westlake provides that, to the fullest extent of Delaware law, no Westlake director shall be liable to Westlake or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if: (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if the person is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must also indemnify a present or former director or officer who has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter therein, against expenses, including attorneys’ fees, actually and reasonably incurred by him or her. Expenses, including attorneys’ fees, incurred by a director or officer, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and the advancement of expenses is not exclusive of any other rights a person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Under the DGCL, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Delaware law also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against any liability asserted against and incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability.

Westlake’s amended and restated certificate of incorporation and amended and restated bylaws authorize indemnification of any person entitled to indemnity under law to the full extent permitted by law.

The bylaws of Geismar Holdings, Inc., GVGP, Inc., Westlake Chemical Investments, Inc., Westlake Longview Corporation, Westlake NG I Corporation, and Westlake Vinyls, Inc. require indemnification of officers, directors, employees and agents to the extent permitted by the DGCL. The bylaws of Westlake Management Services, Inc., Westlake Olefins Corporation, Westlake PVC Corporation, Westlake Resources Corporation and Westlake Vinyl Corporation contain no provisions regarding indemnification of officers or directors. The certificate of incorporation for Westlake Supply and Trading Company requires indemnification of officers and directors and allows indemnification of employees and agents, in each case to the extent permitted by the DGCL.

Axiall Corporation’s certificate of incorporation permits indemnification of directors and officers to the fullest extent permitted by the DGCL. Article Seven of Rome Delaware Corporation’s charter provides for the indemnification of its directors and officers to the full extent permitted by the DGCL or any other applicable laws and allows the corporation to enter into one or more agreements with any person which provide for indemnification greater or different than that provided in the charter.

Axiall Ohio, Inc.’s certificate of incorporation provides for indemnification of officers and directors against all expenses, liability or losses reasonably incurred or suffered by the officer or director to the extent legally permissible under the DGCL. Generally, indemnification will only be available where an officer or director can establish that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company. Axiall Ohio, Inc.’s certificate of incorporation also limit such indemnification in connection with actions, suits, or proceedings commenced by the officer or director to instances where the commencement of the proceeding (or part thereof) was authorized by the board of directors of the company.

Eagle Spinco Inc.’s certificate of incorporation provides that a director of the company shall not be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL or other Delaware Law. Eagle Spinco Inc. may, by action of its board of directors, provide indemnification to such employees and agents of the company as to such extent and to such effect as the board shall determine to be appropriate and authorized by the DGCL or other Delaware Law. Eagle Spinco Inc. may also have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company.

Axiall Holdco, Inc.’s certificate of incorporation provides indemnification for directors or officers of the company, or each such person who is or was serving or who had agreed to serve at the request of the board of directors, to the fullest extent permitted by the DGCL or any other applicable laws. Axiall Holdco, Inc. may also enter into one or more agreements with any person which provide for indemnification greater or different than that provided in its certificate of incorporation.

Axiall Noteco, Inc.’s, Royal Building Products (USA) Inc.’s and Royal Plastics Group (U.S.A.) Limited’s certificate of incorporations each provides indemnification for directors or officers of the company, or each such person who is or was serving or who had agreed to serve at the request of the board of directors, to the fullest extent permitted by the DGCL or any other applicable laws.

Delaware Limited Liability Companies. The Delaware Limited Liability Company Act (the “DLLCA”) provides that a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement for each of North American Specialty Products LLC, Westlake Geismar Power Company LLC, Westlake Pipeline Investments LLC, Westlake Polymers LLC, Westlake Styrene LLC, WPT LLC and Westlake Petrochemicals LLC provides that, with certain exceptions, no manager or officer will have any personal liability whatsoever to the limited liability company or any member on account of such manager’s or officer’s status as a manager or officer or by reason of such manager’s or officer’s acts or omissions in connection with the conduct of the business of the company. The debts, obligations and liabilities of each limited liability company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the company, and no manager, member or officer will be obligated personally for any such debt, obligation or liability of the company solely by reason of being a manager, member or officer.

The limited liability company agreements of Axiall, LLC and Georgia Gulf Lake Charles, LLC provide indemnification for managers to the fullest extent permissible by the DLLCA. Axiall, LLC and Georgia Gulf Lake Charles LLC may indemnify any person who would not be entitled to mandatory indemnification with approval of all the members of the company. The limited liability company agreements of Eagle Holdco 3 LLC, Eagle Natrium LLC, and Eagle US 2 LLC provide that each company will indemnify to the fullest extent permitted by law any manager, director or officer of such company to the fullest extent permissible by the DLLCA if such representative acted in good faith and in a manner such person reasonably believed to be in the best interests of each company, respectively. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the company. These companies may also purchase and maintain insurance for officer and director liability, whether or not they would have the power or the obligation to indemnify such person.

The limited liability company agreement of Westech Building Products (Evansville) LLC provides that Westech Building Products (Evansville) LLC shall indemnify and hold harmless the managers and each officer and the affiliates of any managers or officer against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such officer may at any time become subject to or liable for by reason of the formation, operation or termination of the Westech Building Products (Evansville) LLC, or the person acting as a manager or officer under the agreement, or the authorized actions of such person in connection with the conduct of the affairs of the Westech Building Products (Evansville) LLC (including, without limitation, indemnification against negligence, gross negligence or breach of duty); provided, however, that no person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from (i) any act or omission of such person that involves actual fraud or willful misconduct or (ii) any transaction from which such person derived improper personal benefit.

The limited liability company agreement of Lagoon LLC provides that Lagoon LLC shall indemnify, defend and hold harmless the member of Lagoon LLC and each employee, director, officer, agent, shareholder, limited partner and general partner of the member to the fullest extent permitted by law, from and against any loss, liability, damages, cost or expense (including legal fees and expenses and any amounts paid in settlement) resulting from a claim, demand, lawsuit, action or proceeding by reason of any act or omission performed or omitted by such person on behalf of Lagoon LLC; provided that such acts or omissions of such person are not found by a court of competent jurisdiction to constitute fraud.

Delaware Limited Partnerships. Subject to such standards and restrictions as are set forth in its limited partnership agreement, the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands.

The limited partnership agreement for Westlake Vinyls Company LP provides that (1) the general partner’s obligation to perform are performable only to the extent that the partnership has funds available and (2) neither the general partner nor its affiliates shall ever be personally liable to involuntarily furnish its or their own funds for any such purposes, to respond in damages or to render specific performance. The limited partners agree to look solely to the general partner’s partnership interest for recovery of any judgment against the general partner. So long as the general partner acts in good faith, it has no liability or obligation to the partnership or to any partner for any decision, act or omission, whether or not such decision, act or omission was (1) authorized or reasonably prudent or (2) the result of the exercise of good or bad business judgment.

Louisiana Corporations. Section 1-851 of the Louisiana Business Corporation Act (“LBCA”) permits corporations to indemnify any individual who was, is, or is threatened to be made a defendant or respondent to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, including any proceeding by or in the right of the corporation, by reason of the fact that he is or was a director, officer, or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, manager, partner, trustee, employee, or agent of another entity or employee benefit plan, against liability, including judgments, penalties, fines, amounts paid in settlement and reasonable expenses incurred with respect to a proceeding, if the corporation determines, in accordance with Section 1-855 of the LCBA, that he has met the relevant standard of conduct by having acted in good faith and, if in an official capacity, in a manner he reasonably believed to be in the best interest of the corporation, and in all other capacities, in a manner he reasonably believed to be not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 1-851(D)(2) of the LBCA provides that a corporation shall not indemnify a director in connection with any proceeding with respect to conduct for which the director or officer was adjudged liable for receiving a financial benefit to which he was not entitled. Section 1-832(A)(3) of the LBCA provides that a corporation shall not indemnify a director for liability for unlawful distributions made in violation of Section 1-833 of the LCBA. Section 1-832(A) of the LBCA and Section 1-856 of the LBCA provide that neither officers nor directors may be indemnified for liability arising out of a breach of the officer’s or directors’ duty of loyalty to the corporation or its shareholders, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law. Any indemnification under Section 1-851 of the LCBA, unless ordered by the court, shall be made by the corporation only as authorized in a specific proceeding upon a determination that the relevant standard of conduct has been met, and such determination shall be made: (i) by the board of directors by a majority vote of a quorum of all qualified directors, or (ii) by a majority of the members of a committee of two or more qualified directors appointed by a majority vote of all qualified directors, or (iii) if such a quorum is not obtainable and the board of directors so directs, by special legal counsel selected by the board of directors, or (iv) by the shareholders, excepting shares owned or voted under the control of a non-qualified director.

Sections 1-852 and 1-856(C) of the LCBA provide that a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because he was a director or officer of the corporation against expenses incurred by him in connection therewith. Section 1-851(D)(1) and 1-856(A)(1) of the LCBA provide that, in case of proceedings by or in the right of the corporation, the indemnity for both directors and officers shall be limited to expenses incurred in connection with the proceeding, if the corporation determines that the director has met the relevant standard of conduct described above.

Section 1-856 of the LCBA provides that a corporation may indemnify and advance expenses to an officer to the same extent as a director and, if he is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except that the corporation may not indemnify the officer for (1) liability in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding, or (2) liability arising out of conduct that constitutes a breach of the officer’s duty of loyalty to the corporation or its shareholders, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law. Section 1-858 of the LCBA provides that the LCBA neither requires indemnification for, nor limits a corporation’s power to provide indemnification voluntarily to, its employees and agents who are neither officers nor directors.

Louisiana Limited Liability Companies. Section 1315 of the Louisiana Limited Liability Company Act states that a limited liability company’s articles of organization or written operating agreement may (1) eliminate or limit the personal liability of such entity’s members or managers for monetary damages for breach of their fiduciary duties or (2) provide for indemnification of such entity’s members or managers for judgments, settlements, penalties, fines, or expenses incurred because of their current or former status as such. A limited liability company may not eliminate the liability of a member or manager for the amount of a financial benefit received by a member or manager to which he is not entitled or for an intentional violation of a criminal law.

The operating agreement of PHH Monomers, L.L.C. states that the company will indemnify, defend and hold harmless any officers or directors against any and all claims to the extent such claims arise out of operation of the Lake Charles complex. These indemnities survive dissolution of the company, any successor thereto, and termination of the operating agreement. PHH Monomers, L.L.C. will also indemnify any person who is or was a party to any pending or completed action by reason of the fact that he is or was a member of the committee or director, officer, employee or agent of the company if he acted in good faith and in a reasonable manner in the best interest of the company. This right is not exclusive of any other rights to which those seeking indemnification may be entitled under any other agreement or pursuant to the direction of any court of competent jurisdiction or otherwise. PHH Monomers, L.L.C. may purchase and maintain insurance on behalf of any person who is or was a member of the committee, director, officer, employee, agent or servant of the company, whether or not the company would have the power or the obligation to indemnify him against such liability under the above provisions.

Michigan Corporations. Under Section 561 of the Michigan Business Corporation Act (“MIBCA”), a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney’s fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

Under Section 562 of the MIBCA, a Michigan corporation may also provide similar indemnity to such a person for expenses, including attorney’s fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Under Section 563 of the MIBCA if a director or officer of a corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 561 or 562 of the MIBCA, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the corporation shall indemnify him or her against actual and reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the action, suit, or proceeding and any action, suit, or proceeding brought to enforce the mandatory indemnification.

Under Section 564a of the MIBCA, an indemnification under Section 561 or 562 of the MIBCA, unless ordered by the court or otherwise required by Section 563 of the MIBCA, shall be provided by the corporation only as authorized upon a determination that indemnification of such officer, director, employee, or agent is proper because the applicable standard of conduct set forth in Sections 561 and 562 of the MIBCA have been met. Section 564a(1) of the MIBCA sets forth the following ways such determination may be made: (a) by a majority vote of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding; (b) if a quorum cannot be obtained under subdivision (a), by majority vote of a committee duly designated by the board and consisting solely of 2 or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding; (c) in a written opinion by independent legal counsel selected by the board; (d) by all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding; or (e) by the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

The MIBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities.

The bylaws of Plastic Trends, Inc. state that directors and officers shall be indemnified by the company against expenses, including attorney’s fees, reasonably incurred by him in connection with any action, suit or proceeding (whether civil or criminal) to which he may be made a party by reason of his being, or having been a director or officer of the company. This includes the cost of reasonable settlement where such settlement is approved by the corporation. The corporation shall not indemnify any director or officer with respect to matters as to which he shall have been finally adjudged to have been liable for negligence or misconduct in the performance of his duty as such director or officer. The bylaws of Plastic Trends, Inc. do not require the determination in Section 564(a) of the MIBCA.

Item 16.	Exhibits

The following documents are filed as exhibits to this registration statement:

EXHIBIT NUMBER		DESCRIPTION

1.1**	—	Form of Underwriting Agreement, relating to equity securities.

1.2**	—	Form of Underwriting Agreement, relating to debt securities.

†4.1	—	Amended and Restated Certificate of Incorporation of Westlake as filed with the Delaware Secretary of State on August 6, 2004 (incorporated by reference to Exhibit 3.1 to Westlake’s Registration Statement on Form S-1/A filed on August 9, 2004 under Registration No. 333-115790).

†4.2	—	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Westlake as filed with the Delaware Secretary of State on May 16, 2014 (incorporated by reference to Westlake’s Current Report on Form 8-K filed on May 16, 2014, File No. 001-32260).

†4.3	—	Amended and Restated Bylaws of Westlake (incorporated by reference to Exhibit 3.2 to Westlake’s Registration Statement on Form S-1/A filed on August 9, 2004 under Registration No. 333-115790).

†4.4	—	Indenture dated as of January 1, 2006 by and among Westlake, the potential subsidiary guarantors listed therein and JPMorgan Chase Bank, National Association, as trustee (incorporated by reference to Westlake’s Current Report on Form 8-K filed on January 13, 2006, File No. 1-32260).

†4.5	—	Form of Westlake Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Westlake’s Registration Statement on Form S-1/A filed on August 9, 2004 under Registration No. 333-115790).

†4.6	—	Certificate of Incorporation of Geismar Holdings, Inc. as filed with the Delaware Secretary of State on December 26, 2002 (incorporated by reference to Exhibit 3.1 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.7	—	By-Laws of Geismar Holdings, Inc. (incorporated by reference to Exhibit 3.7 of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

†4.8	—	Certificate of Incorporation of GVGP, Inc. as filed with the Delaware Secretary of State on December 26, 2002 (incorporated by reference to Exhibit 3.3 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.9	—	By-Laws of GVGP, Inc. (incorporated by reference to Exhibit 3.13 of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

†4.10	—	Certificate of Incorporation of Westlake Chemical Investments, Inc. as filed with the Delaware Secretary of State on December 13, 2000 (incorporated by reference to Exhibit 3.29 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.11	—	By-Laws of Westlake Chemical Investments, Inc. (incorporated by reference to Exhibit 3.30 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.12(a)	—	Certificate of Conversion of Westlake Geismar Power Company LLC as filed with the Delaware Secretary of State on January 12, 2011 (incorporated by reference to Exhibit 3.8(b) of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

EXHIBIT NUMBER		DESCRIPTION

†4.12(b)	—	Certificate of Formation of Westlake Geismar Power Company LLC as filed with the Delaware Secretary of State on January 12, 2011 (incorporated by reference to Exhibit 3.8(b) of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File
No. 333-177119).

†4.13	—	Limited Liability Company Agreement of Westlake Geismar Power Company LLC (incorporated by reference to Exhibit 3.8(c) of Westlake’s Registration Statement on
Form S-3 filed on September 30, 2011, File No. 333-177119).

†4.14	—	Certificate of Incorporation of Westlake NG II Corporation (now known as Westlake Longview Corporation) as filed with the Delaware Secretary of State on November 18, 2005 (incorporated by reference to Exhibit 3.64 of Westlake’s Registration Statement on
Form S-3/A filed on November 23, 2005, File No. 333-124581).

†4.15	—	Certificate of Amendment to Certificate of Incorporation of Westlake Longview Corporation as filed with the Delaware Secretary of State on November 3, 2006 (incorporated by reference to Exhibit 3.23(b) of Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.16	—	Bylaws of Westlake NG II Corporation (now known as Westlake Longview Corporation) (incorporated by reference to Exhibit 3.65 of Westlake’s Registration Statement on
Form S-3/A filed on November 23, 2005, File No. 333-124581).

†4.17	—	Certificate of Incorporation of Westlake Management Services, Inc. as filed with the Delaware Secretary of State on November 5, 1990 (incorporated by reference to Exhibit 3.37 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File
No. 333-108982).

†4.18	—	Bylaws of Westlake Management Services, Inc. (incorporated by reference to Exhibit 3.10(b) of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

†4.19	—	Certificate of Incorporation of Westlake NG I Corporation as filed with the Delaware Secretary of State on November 18, 2005 (incorporated by reference to Exhibit 3.62 of Westlake’s Registration Statement on Form S-3/A filed on November 23, 2005, File
No. 333-124581).

†4.20	—	Bylaws of Westlake NG I Corporation (incorporated by reference to Exhibit 3.63 of Westlake’s Registration Statement on Form S-3/A filed on November 23, 2005, File No. 333-124581).

†4.21	—	Certificate of Incorporation of Westlake Olefins Corporation as filed with the Delaware Secretary of State on May 15, 1989 (incorporated by reference to Exhibit 3.39 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.22	—	Certificate of Amendment to the Certificate of Incorporation of Westlake Olefins Corporation as filed with the Delaware Secretary of State on July 20, 1992 (incorporated by reference to Exhibit 3.40 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.23	—	By-Laws of Westlake Olefins Corporation (incorporated by reference to Exhibit 3.41 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.24	—	Certificate of Formation of Westlake Pipeline Investments LLC as filed with the Delaware Secretary of State on August 31, 2010 (incorporated by reference to Exhibit 3.13(a) of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File
No. 333-177119).

EXHIBIT NUMBER		DESCRIPTION

†4.25	—	Limited Liability Company Agreement of Westlake Pipeline Investments LLC, dated August 31, 2010 (incorporated by reference to Exhibit 3.13(b) of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

†4.26	—	Certificate of Formation of Westlake Polymers LLC as filed with the Delaware Secretary of State on December 31, 2007 (incorporated by reference to Exhibit 3.15(b) of Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.27(a)	—	Limited Liability Company Agreement of Westlake Polymers LLC, dated December 31, 2007 (incorporated by reference to Exhibit 3.15(c) of Westlake’s Registration Statement on
Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.27(b)		Amendment to the Limited Liability Company Agreement of Westlake Polymers LLC, dated July 27, 2010 (incorporated by reference to Exhibit 3.23(b) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.28	—	Certificate of Amendment to the Certificate of Incorporation of Westlake PVC Corporation as filed with the Delaware Secretary of State on August 20, 1991 (incorporated by reference to Exhibit 3.50 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.29	—	Bylaws of Westlake PVC Corporation (incorporated by reference to Exhibit 3.15(c) of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

†4.30	—	Certificate of Incorporation of Westlake Resources Corporation as filed with the Delaware Secretary of State on October 23, 1990 (incorporated by reference to Exhibit 3.52 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File
No. 333-108982)

†4.31	—	Bylaws of Westlake Resources Corporation (incorporated by reference to Exhibit 3.16(b) of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

†4.32(a)	—	Certificate of Conversion of Westlake Styrene LLC as filed with the Delaware Secretary of State on December 31, 2007 (incorporated by reference to Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.32(b)	—	Certificate of Formation of Westlake Styrene LLC as filed with the Delaware Secretary of State on December 31, 2007 (incorporated by reference to Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.33(a)	—	Limited Liability Company Agreement of Westlake Styrene LLC, dated December 31, 2007 (incorporated by reference to Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.33(b)	—	First Amendment to Limited Liability Company Agreement of Westlake Styrene LLC, dated December 31, 2007 (incorporated by reference to Exhibit 3.29(b) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.33(c)	—	Second Amendment to Limited Liability Company Agreement of Westlake Styrene LLC, dated July 27, 2010 (incorporated by reference to Exhibit 3.29(c) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.34(a)	—	Certificate of Incorporation of Westlake Supply and Trading Company as filed with the Delaware Secretary of State on July 20, 1992 (incorporated by reference to Exhibit 3.33 of Westlake’s Registration Statement on Form S-3/A filed on May 3, 2005, File
No. 333-124581).

EXHIBIT NUMBER		DESCRIPTION

†4.34(b)	—	Certificate of Amendment to the Certificate of Incorporation of Westlake Supply and Trading Company dated March 23, 1999 (incorporated by reference to Exhibit 3.30(b) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.34(c)	—	Certificate of Amendment to the Certificate of Incorporation of Westlake Supply and Trading Company as filed with the Delaware Secretary of State on May 8, 2007 (incorporated by reference to Exhibit 3.11(b) of Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.34(d)	—	Certificate of Amendment to the Certificate of Incorporation of Westlake Supply and Trading Company as filed with the Delaware Secretary of State on April 22, 2016 (incorporated by reference to Exhibit 3.30(d) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.35	—	Bylaws of Westlake Supply and Trading Company (incorporated by reference to Exhibit 3.33 of Westlake’s Registration Statement on Form S-3/A filed on May 3, 2005, File No. 333-124581).

†4.36	—	Certificate of Incorporation of Westlake Holdings Corporation (now known as Westlake Vinyl Corporation) as filed with the Delaware Secretary of State on June 8, 1990 (incorporated by reference to Exhibit 3.56 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.37	—	Certificate of Amendment to the Certificate of Incorporation of Westlake Holdings Corporation (now known as Westlake Vinyl Corporation) as filed with the Delaware Secretary of State on October 18, 1993 (incorporated by reference to Exhibit 3.57 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.38	—	Certificate of Amendment to the Certificate of Incorporation of Westlake Vinyl Corporation as filed with the Delaware Secretary of State on November 4, 1993 (incorporated by reference to Exhibit 3.58 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.39	—	Bylaws of Westlake Vinyl Corporation (incorporated by reference to Exhibit 3.59 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982)

†4.40(a)	—	Certificate of Limited Partnership of Geismar Vinyls LP (now known as Westlake Vinyls Company LP) as filed with the Delaware Secretary of State on January 2, 2003 (incorporated by reference to Exhibit 3.8 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.40(b)	—	Certificate of Amendment to the Certificate of Limited Partnership of Geismar Vinyls LP (now known as Westlake Vinyls Company LP) as filed with the Delaware Secretary of State on January 8, 2003 (incorporated by reference to Exhibit 3.9 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.40(c)	—	Certificate of Amendment to the Certificate of Limited Partnership of Geismar Vinyls LP (now known as Westlake Vinyls Company LP) as filed with the Delaware Secretary of State on August 1, 2005 (incorporated by reference to Exhibit 3.5 of Westlake’s Registration Statement on Form S-3/A filed on November 23, 2005, File No. 333-124581).

†4.41	—	Agreement of Limited Partnership of Geismar Vinyls LP (now known as Westlake Vinyls Company LP), dated December 27, 2012 (incorporated by reference to Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

EXHIBIT NUMBER		DESCRIPTION

†4.42	—	Certificate of Amendment to the Certificate of Incorporation of Westlake Vinyls, Inc. as filed with the Delaware Secretary of State on September 28, 2001 (incorporated by reference to Exhibit 3.61 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.43	—	By-Laws of Westlake Vinyls, Inc. (incorporated by reference to Exhibit 3.62 of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

†4.44	—	Certificate of Formation of WPT LLC as filed with the Delaware Secretary of State on December 31, 2007 (incorporated by reference to Exhibit 3.21(a) of Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.45(a)	—	Limited Liability Company Agreement of WPT LLC, dated December 31, 2007 (incorporated by reference to Exhibit 3.21(b) of Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.45(b)	—	Amendment to the Limited Liability Company Agreement of WPT LLC, dated July 27, 2010 (incorporated by reference to Exhibit 3.39(b) of Westlake’s Registration Statement on
Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.46(a)	—	Certificate of Conversion of Westlake Petrochemicals LLC as filed with the Delaware Secretary of State on December 31, 2007 (incorporated by reference to Exhibit 3.14(b) of Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File
No. 333-150206).

†4.46(b)	—	Certificate of Formation of Westlake Petrochemicals LLC as filed with the Delaware Secretary of State on December 31, 2007 (incorporated by reference to Exhibit 3.14(b) of Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File
No. 333-150206).

†4.47(a)	—	Limited Liability Company Agreement of Westlake Petrochemicals LLC, dated December 31, 2007 (incorporated by reference to Exhibit 3.14(c) of Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.47(b)	—	Amendment to Limited Liability Company Agreement of Westlake Petrochemicals LLC, dated July 27, 2010 (incorporated by reference to Exhibit 3.41(b) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.48(a)	—	Certificate of Incorporation of Westlake NG V Corporation (now known as Westech Building Products (Evansville) LLC) as filed with the Delaware Secretary of State on March 24, 2008 (incorporated by reference to Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.48(b)	—	Certificate of Conversion of Westlake NG V Corporation (now known as Westech Building Products (Evansville) LLC) as filed with the Delaware Secretary of State on April 6, 2016 (incorporated by reference to Exhibit 3.42(d) of Westlake’s Registration Statement on
Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.48(c)	—	Certificate of Formation of Westlake NG V LLC (now known as Westech Building Products (Evansville) LLC) as filed with the Delaware Secretary of State on April 6, 2016 (incorporated by reference to Exhibit 3.42(d) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.48(d)	—	Certificate of Amendment to Certificate of Formation of Westlake NG V LLC (now known as Westech Building Products (Evansville) LLC) as filed with the Delaware Secretary of State on April 7, 2016 (incorporated by reference to Exhibit 3.42(d) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

EXHIBIT NUMBER		DESCRIPTION

†4.49(a)	—	Limited Liability Company Agreement of Westlake NG V LLC (now known as Westech Building Products (Evansville) LLC), dated April 5, 2016 (incorporated by reference to Exhibit 3.43(a) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.49(b)	—	Amendment to Limited Liability Company Agreement of Westlake NG V LLC (now known as Westech Building Products (Evansville) LLC), dated April 11, 2016 (incorporated by reference to Exhibit 3.43(b) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.50	—	Certificate of Formation of North American Specialty Products LLC as filed with the Delaware Secretary of State on April 1, 2013 (incorporated by reference to Exhibit 3.26(a) of Westlake’s Registration Statement on Form S-3 filed on September 9, 2013, File.
No. 333-177119).

†4.51	—	Limited Liability Company Agreement of North American Specialty Products LLC, dated April 1, 2013 (incorporated by reference to Exhibit 3.26(b) of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

†4.52	—	Certificate of Formation of Lagoon LLC as filed with the Delaware Secretary of State on August 1, 2016 (incorporated by reference to Exhibit 3.46 of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.53	—	Limited Liability Company Operating Agreement of Lagoon LLC, dated August 1, 2016 (incorporated by reference to Exhibit 3.47 of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.54	—	Second Restated Certificate of Incorporation of Axiall Corporation (incorporated by reference to Exhibit 3.1 of Axiall Corporation’s Current Report on Form 8-K filed on August 31, 2016 File No. 333-109753).

†4.55	—	Third Amended and Restated Bylaws of Axiall Corporation (incorporated by reference to Exhibit 3.1 of Axiall Corporation’s Current Report on Form 8-K filed on August 31, 2016 File No. 333-109753).

†4.56	—	Certificate of Incorporation of Axiall Holdco, Inc. as filed with the Delaware Secretary of State on November 22, 2013 (incorporated by reference to Exhibit 3.11 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.57	—	By-laws of Axiall Holdco, Inc. (incorporated by reference to Exhibit 3.12 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.58	—	Certificate of Incorporation of Axiall Noteco, Inc. as filed with the Delaware Secretary of State on November 20, 2014 (incorporated by reference to Exhibit 3.52 of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.59	—	By-Laws of Axiall Noteco, Inc., dated November 20, 2014 (incorporated by reference to Exhibit 3.53 of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.60	—	Certificate of Incorporation of Eagle Controlled 2 Ohio Spinco, Inc. (now known as Axiall Ohio, Inc.) as filed with the Delaware Secretary of State on October 22, 2012 and Certificate of Amendment to the Certificate of Incorporation of Eagle Controlled 2 Ohio Spinco, Inc. (now known as Axiall Ohio, Inc.) as filed with the Delaware Secretary of State on June 11, 2013 (each incorporated by reference to Exhibit 3.7 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

EXHIBIT NUMBER		DESCRIPTION

†4.61	—	By-laws of Eagle Controlled 2 Ohio Spinco, Inc. (now known as Axiall Ohio, Inc.) (incorporated by reference to Exhibit 3.8 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.62	—	Certificate of Formation of Georgia Gulf Chemical & Vinyls, LLC (now known as Axiall, LLC) as filed with the Delaware Secretary of State on October 8, 1999, Certificate of Amendment to Certificate of Formation of Georgia Gulf Chemical & Vinyls, LLC (now known as Axiall LLC) as filed with the Delaware Secretary of State on September 1, 2000 and Certificate of Amendment to Certificate of Formation of Georgia Gulf Chemical & Vinyls, LLC (now known as Axiall LLC) as filed with the Delaware Secretary of State on January 29, 2013 (each incorporated by reference to Exhibit 3.9 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.63	—	Limited Liability Company Agreement of Georgia Gulf Chemical & Vinyls, LLC (now known as Axiall, LLC) (incorporated by reference to Exhibit 3.10 of Axiall Corporation’s Form S-4 filed with the SEC on March 25, 2014, File No. 333-194802).

†4.64	—	Certificate of Formation of Eagle Holdco 3 LLC as filed with the Delaware Secretary of State on November 29, 2012 (incorporated by reference to Exhibit 3.13 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.65	—	Amended and Restated Limited Liability Company Agreement of Eagle Holdco 3 LLC (incorporated by reference to Exhibit 3.14 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.66	—	Certificate of Formation of Eagle Natrium LLC as filed with the Delaware Secretary of State on November 29, 2012 (incorporated by reference to Exhibit 3.15 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.67	—	Limited Liability Company Agreement of Eagle Natrium LLC (incorporated by reference to Exhibit 3.16 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.68	—	Articles of Incorporation of PPG Pipeline, Inc. (now known as Eagle Pipeline, Inc.) as filed with the Louisiana Secretary of State on November 26, 1986 and Certificate of Amendment to Articles of Incorporation of PPG Pipeline, Inc. (now known as Eagle Pipeline, Inc.) as filed with the Louisiana Secretary of State on November 16, 2012 (each incorporated by reference to Exhibit 3.17 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.69	—	By-laws of PPG Pipeline, Inc. (now known as Eagle Pipeline, Inc.) (incorporated by reference to Exhibit 3.18 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.70	—	Certificate of Incorporation of Eagle Spinco Inc. as filed with the Delaware Secretary of State on July 17, 2012 (incorporated by reference to Exhibit 3.5 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.71	—	By-laws of Eagle Spinco Inc. (incorporated by reference to Exhibit 3.6 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.72	—	Certificate of Formation of Eagle US 2 LLC as filed with the Delaware Secretary of State on October 22, 2012 (incorporated by reference to Exhibit 3.19 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.73	—	Limited Liability Company Agreement of Eagle US 2 LLC (incorporated by reference to Exhibit 3.20 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

EXHIBIT NUMBER		DESCRIPTION

†4.74	—	Certificate of Formation of George Gulf Lake Charles, LLC as filed with the Delaware Secretary of State on October 8, 1999 and Certificate of Amendment to Certificate of Formation of Georgia Gulf Lake Charles, LLC as filed with the Delaware Secretary of State on September 1, 2000 (each incorporated by reference to Exhibit 3.23 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.75	—	Limited Liability Company Agreement of Georgia Gulf Lake Charles, LLC (incorporated by reference to Exhibit 3.24 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.76	—	Articles of Organization of PHH Monomers, L.L.C. as filed with the Louisiana Secretary of State on May 22, 1995 (incorporated by reference to Exhibit 3.25 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.77	—	Operating Agreement by and between PPG Industries, Inc. (now known as Eagle US 2 LLC), Vista Chemical Company (now known as Axiall, LLC) and PHH Monomers, L.L.C., First Amendment to Operating Agreement of PHH Monomers, L.L.C. and Second Amendment to Operating Agreement of PHH Monomers, L.L.C. (each incorporated by reference to Exhibit 3.26 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.78	—	Articles of Incorporation of Plastic Trends, Inc. as filed with the Michigan Department of Treasury Corporation Division on May 27, 1968 (incorporated by reference to Exhibit 3.27 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.79	—	By-laws of Plastic Trends, Inc. (incorporated by reference to Exhibit 3.28 of Axiall Corporation’s Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.80	—	Certificate of Incorporation of Rome Delaware Corp. as filed with the Delaware Secretary of State on September 14, 2006 (incorporated by reference to Exhibit 3.29 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.81	—	By-laws of Rome Delaware Corp. (incorporated by reference to Exhibit 3.30 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.82(a)	—	Certificate of Incorporation of RBS (U.S.A.) Limited (now known as Royal Building Products (USA) Inc.) as filed with the Delaware Secretary of State on August 7, 1997 (incorporated by reference to Exhibit 3.7 of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.82(b)	—	Certificate of Amendment to Certificate of Incorporation of RBS (U.S.A.) Limited (now known as Royal Building Products (USA) Inc.) as filed with the Delaware Secretary of State on September 17, 2014 (incorporated by reference to Exhibit 3.7 of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.83	—	By-Laws of RBS (U.S.A.) Limited (now known as Royal Building Products (USA) Inc.), dated August 7, 1997 (incorporated by reference to Exhibit 3.77 of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.84	—	Certificate of Incorporation of Royal Plastics Group (U.S.A.) Limited as filed with the Delaware Secretary of State on June 29, 1995 (incorporated by reference to Exhibit 3.35 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.85	—	By-laws of Royal Plastics Group (U.S.A.) Limited (incorporated by reference to Exhibit 3.36 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

5.1*	—	Opinion of Baker Botts L.L.P.

EXHIBIT NUMBER		DESCRIPTION

†10.1		Form of Registration Rights Agreement between Westlake and TTWF LP (incorporated by reference to Exhibit 10.13 to Westlake’s Registration Statement on Form S-1/A filed on July 2, 2004 under Registration No. 333-115790).

†12.1	—	Computation of ratio of earnings to fixed charges. (incorporated by reference to Exhibit 12.1 to Westlake’s Annual Report on Form 10-K, filed on February 22, 2017, File No. 1-32260).

23.1*	—	Consent of PricewaterhouseCoopers LLP.

23.2*	—	Consent of Ernst & Young LLP.

23.3*	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Power of Attorney for Westlake Chemical Corporation (previously filed as Exhibit 24.1).

24.2*	—	Powers of Attorney for Additional Registrants (included on signature pages).

25.1*	—	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. as Trustee with respect to the Indenture, dated as of January 1, 2006.

†	Incorporated by reference as indicated.
*	Filed herewith.
**	Westlake will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, and (iv) any required opinion of counsel to Westlake as to certain tax matters relative to securities offered hereby.

Item 17.	Undertakings

Each registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by such registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee under an Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 10, 2017.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Name: Albert Chao Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2017.

SIGNATURE	TITLE

/s/ Albert Chao	President, Chief Executive Officer and
Albert Chao	Director (Principal Executive Officer)

/s/ M. Steven Bender	Senior Vice President, Chief Financial
M. Steven Bender	Officer and Treasurer (Principal Financial Officer)

/s/ George J. Mangieri	Vice President, Chief Accounting
George J. Mangieri	Officer (Principal Accounting Officer)

/s/ James Chao	Chairman of the Board of Directors
James Chao

/s/ Robert T. Blakely	Director
Robert T. Blakely

/s/ Michael J. Graff	Director
Michael J. Graff

/s/ Dorothy C. Jenkins	Director
Dorothy C. Jenkins

/s/ Max L. Lukens	Director
Max L. Lukens

/s/ R. Bruce Northcutt	Director
R. Bruce Northcutt

/s/ H. John Riley, Jr.	Director
H. John Riley, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 10, 2017.

GEISMAR HOLDINGS, INC.

GVGP, INC.

WESTLAKE CHEMICAL INVESTMENTS, INC.

WESTLAKE LONGVIEW CORPORATION

WESTLAKE MANAGEMENT SERVICES, INC.

WESTLAKE NG I CORPORATION

WESTLAKE OLEFINS CORPORATION

WESTLAKE PVC CORPORATION

WESTLAKE RESOURCES CORPORATION

WESTLAKE SUPPLY AND TRADING COMPANY

WESTLAKE VINYL CORPORATION

WESTLAKE VINYLS, INC.

By:	/s/ Albert Chao
	Name:	Albert Chao
	Title:	President

Each person whose signature appears below appoints Albert Chao, M. Steven Bender and L. Benjamin Ederington, and each of them severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents or instruments in connection therewith, with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2017.

SIGNATURE	TITLE

/s/Albert Chao	President and Sole Director
Albert Chao	(Principal Executive Officer)

/s/ M. Steven Bender	Chief Financial Officer
M. Steven Bender	(Principal Financial Officer)

/s/ George J. Mangieri	Chief Accounting Officer
George J. Mangieri	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 10, 2017.

WESTLAKE PIPELINE INVESTMENTS LLC WESTLAKE POLYMERS LLC WESTLAKE STYRENE LLC WPT LLC WESTLAKE PETROCHEMICALS LLC

	BY	WESTLAKE CHEMICAL INVESTMENTS, INC., ITS MANAGER

By:	/s/ Albert Chao
	Name:	Albert Chao
	Title:	President

Each person whose signature appears below appoints Albert Chao, M. Steven Bender and L. Benjamin Ederington, and each of them severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents or instruments in connection therewith, with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2017.

SIGNATURE	TITLE

/s/ Albert Chao	President and Sole Director of Manager
Albert Chao	(Principal Executive Officer)

/s/ M. Steven Bender	Chief Financial Officer of Manager
M. Steven Bender	(Principal Financial Officer)

/s/ George J. Mangieri	Chief Accounting Officer of Manager
George J. Mangieri	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 10, 2017.

WESTLAKE VINYLS COMPANY LP

BY GVGP, INC. ITS GENERAL PARTNER

By:	/s/ Albert Chao
	Name:	Albert Chao
	Title:	President

Each person whose signature appears below appoints Albert Chao, M. Steven Bender and L. Benjamin Ederington, and each of them severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents or instruments in connection therewith, with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2017.

SIGNATURE	TITLE

/s/Albert Chao	President and Sole Director of General Partner
Albert Chao	(Principal Executive Officer)

/s/ M. Steven Bender	Chief Financial Officer of General Partner
M. Steven Bender	(Principal Financial Officer)

/s/ George J. Mangieri	Chief Accounting Officer of General Partner
George J. Mangieri	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 10, 2017.

WESTLAKE GEISMAR POWER COMPANY LLC

BY WESTLAKE VINYLS COMPANY LP, ITS MANAGER BY GVGP, INC. ITS GENERAL PARTNER

By:	/s/ Albert Chao
	Name:	Albert Chao
	Title:	President

Each person whose signature appears below appoints Albert Chao, M. Steven Bender and L. Benjamin Ederington, and each of them severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents or instruments in connection therewith, with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2017.

SIGNATURE	TITLE

President and Sole Director of General Partner of
/s/Albert Chao	Manager
Albert Chao	(Principal Executive Officer)

/s/ M. Steven Bender	Chief Financial Officer of General Partner of Manager
M. Steven Bender	(Principal Financial Officer)

/s/ George J. Mangieri	Chief Accounting Officer of General Partner of
George J. Mangieri	Manager
(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 10, 2017.

WESTECH BUILDING PRODUCTS (EVANSVILLE) LLC

BY WESTECH BUILDING PRODUCTS, INC., ITS MANAGER

By:	/s/ Robert F. Buesinger
	Name:	Robert F. Buesinger
	Title:	President

Each person whose signature appears below appoints Albert Chao, M. Steven Bender and L. Benjamin Ederington, and each of them severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents or instruments in connection therewith, with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2017.

SIGNATURE	TITLE

/s/ Robert F. Buesinger	President of Manager
Robert F. Buesinger	(Principal Executive Officer)

/s/ Albert Chao	Sole Director of Manager
Albert Chao

/s/ M. Steven Bender	Chief Financial Officer of Manager
M. Steven Bender	(Principal Financial Officer)

/s/ George J. Mangieri	Chief Accounting Officer of Manager
George J. Mangieri	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 10, 2017.

NORTH AMERICAN SPECIALTY PRODUCTS LLC
BY NORTH AMERICAN PIPE CORPORATION, ITS MANAGER

By:	/s/ Robert F. Buesinger
	Name:	Robert F. Buesinger
	Title:	President

Each person whose signature appears below appoints Albert Chao, M. Steven Bender and L. Benjamin Ederington, and each of them severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents or instruments in connection therewith, with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2017.

SIGNATURE	TITLE

/s/ Robert F. Buesinger	President of Manager
Robert F. Buesinger	(Principal Executive Officer)

/s/ Albert Chao	Sole Director of Manager
Albert Chao

/s/ M. Steven Bender	Chief Financial Officer of Manager
M. Steven Bender	(Principal Financial Officer)

/s/ George J. Mangieri	Chief Accounting Officer of Manager
George J. Mangieri	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 10, 2017.

AXIALL CORPORATION AXIALL HOLDCO, INC. AXIALL NOTECO, INC. AXIALL OHIO, INC. EAGLE SPINCO INC. ROME DELAWARE CORPORATION ROYAL BUILDING PRODUCTS (USA) INC. ROYAL PLASTICS GROUP (U.S.A.) LIMITED

By:	/s/ Albert Chao
	Name:	Albert Chao
	Title:	President

Each person whose signature appears below appoints Albert Chao, M. Steven Bender and L. Benjamin Ederington, and each of them severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents or instruments in connection therewith, with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2017.

SIGNATURE	TITLE

/s/ Albert Chao	President and Sole Director
Albert Chao	(Principal Executive Officer)

/s/ M. Steven Bender	Chief Financial Officer
M. Steven Bender	(Principal Financial Officer)

/s/ George J. Mangieri	Chief Accounting Officer
George J. Mangieri	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 10, 2017.

AXIALL, LLC EAGLE HOLDCO 3 LLC EAGLE NATRIUM LLC EAGLE US 2 LLC GEORGIA GULF LAKE CHARLES, LLC

By:	/s/ Albert Chao
	Name:	Albert Chao
	Title:	President

Each person whose signature appears below appoints Albert Chao, M. Steven Bender and L. Benjamin Ederington, and each of them severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents or instruments in connection therewith, with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2017.

SIGNATURE	TITLE

/s/ Albert Chao	President and Sole Manager
Albert Chao	(Principal Executive Officer)

/s/ M. Steven Bender	Chief Financial Officer
M. Steven Bender	(Principal Financial Officer)

/s/ George J. Mangieri	Chief Accounting Officer
George J. Mangieri	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 10, 2017.

LAGOON LLC

BY WESTLAKE CHEMICAL CORPORATION ITS MANAGING MEMBER

By:	/s/ Albert Chao
	Name:	Albert Chao
	Title:	President

Each person whose signature appears below appoints Albert Chao, M. Steven Bender and L. Benjamin Ederington, and each of them severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents or instruments in connection therewith, with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2017.

SIGNATURE	TITLE

/s/ Albert Chao	President
Albert Chao	(Principal Executive Officer)

/s/ M. Steven Bender	Chief Financial Officer
M. Steven Bender	(Principal Financial Officer)

/s/ Goerge J. Mangieri	Chief Accounting Officer
George J. Mangieri	(Principal Accounting Officer)

/s/ Albert Chao	President of Westlake Chemical Corporation, in its
Albert Chao	Capacity as Managing Member

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 10, 2017.

EAGLE PIPELINE, INC.

By:	/s/ Albert Chao
	Name:	Albert Chao
	Title:	President

Each person whose signature appears below appoints Albert Chao, M. Steven Bender and L. Benjamin Ederington, and each of them severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents or instruments in connection therewith, with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2017.

SIGNATURE	TITLE

/s/ Albert Chao	President and Director
Albert Chao	(Principal Executive Officer)

/s/ M. Steven Bender	Chief Financial Officer and Director
M. Steven Bender	(Principal Financial Officer)

/s/ George J. Mangieri	Chief Accounting Officer
George J. Mangieri	(Principal Accounting Officer)

/s/ Robert F. Buesinger	Director
Robert F. Buesinger

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 10, 2017.

PLASTIC TRENDS, INC.

By:	/s/ Albert Chao
	Name:	Albert Chao
	Title:	Chief Executive Officer

Each person whose signature appears below appoints Albert Chao, M. Steven Bender and L. Benjamin Ederington, and each of them severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents or instruments in connection therewith, with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2017.

SIGNATURE	TITLE

/s/ Albert Chao	Chief Executive Officer and Director
Albert Chao	(Principal Executive Officer)

/s/ M. Steven Bender	Chief Financial Officer
M. Steven Bender	(Principal Financial Officer)

/s/ George J. Mangieri	Chief Accounting Officer
George J. Mangieri	(Principal Accounting Officer)

/s/ Robert F. Buesinger	Director
Robert F. Buesinger

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 10, 2017.

PHH MONOMERS, L.L.C.

By:	/s/ Albert Chao
	Name:	Albert Chao
	Title:	President

Each person whose signature appears below appoints Albert Chao, M. Steven Bender and L. Benjamin Ederington, and each of them severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents or instruments in connection therewith, with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2017.

SIGNATURE	TITLE

/s/ Albert Chao	President and Member of Management Committee
Albert Chao	(Principal Executive Officer)

/s/ M. Steven Bender	Chief Financial Officer
M. Steven Bender	(Principal Financial Officer)

/s/ George J. Mangieri	Chief Accounting Officer
George J. Mangieri	(Principal Accounting Officer)

/s/ Robert F. Buesinger	Member of Management Committee
Robert F. Buesinger

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

1.1**	—	Form of Underwriting Agreement, relating to equity securities.

1.2**	—	Form of Underwriting Agreement, relating to debt securities.

†4.1	—	Amended and Restated Certificate of Incorporation of Westlake as filed with the Delaware Secretary of State on August 6, 2004 (incorporated by reference to Exhibit 3.1 to Westlake’s Registration Statement on Form S-1/A filed on August 9, 2004 under Registration No. 333-115790).

†4.2	—	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Westlake as filed with the Delaware Secretary of State on May 16, 2014 (incorporated by reference to Westlake’s Current Report on Form 8-K filed on May 16, 2014, File No. 001-32260).

†4.3	—	Amended and Restated Bylaws of Westlake (incorporated by reference to Exhibit 3.2 to Westlake’s Registration Statement on Form S-1/A filed on August 9, 2004 under Registration No. 333-115790).

†4.4	—	Indenture dated as of January 1, 2006 by and among Westlake, the potential subsidiary guarantors listed therein and JPMorgan Chase Bank, National Association, as trustee (incorporated by reference to Westlake’s Current Report on Form 8-K filed on January 13, 2006, File No. 1-32260).

†4.5	—	Form of Westlake Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Westlake’s Registration Statement on Form S-1/A filed on August 9, 2004 under Registration No. 333-115790).

†4.6	—	Certificate of Incorporation of Geismar Holdings, Inc. as filed with the Delaware Secretary of State on December 26, 2002 (incorporated by reference to Exhibit 3.1 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.7	—	By-Laws of Geismar Holdings, Inc. (incorporated by reference to Exhibit 3.7 of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

†4.8	—	Certificate of Incorporation of GVGP, Inc. as filed with the Delaware Secretary of State on December 26, 2002 (incorporated by reference to Exhibit 3.3 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.9	—	By-Laws of GVGP, Inc. (incorporated by reference to Exhibit 3.13 of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

†4.10	—	Certificate of Incorporation of Westlake Chemical Investments, Inc. as filed with the Delaware Secretary of State on December 13, 2000 (incorporated by reference to Exhibit 3.29 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.11	—	By-Laws of Westlake Chemical Investments, Inc. (incorporated by reference to Exhibit 3.30 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.12(a)	—	Certificate of Conversion of Westlake Geismar Power Company LLC as filed with the Delaware Secretary of State on January 12, 2011 (incorporated by reference to Exhibit 3.8(b) of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

†4.12(b)	—	Certificate of Formation of Westlake Geismar Power Company LLC as filed with the Delaware Secretary of State on January 12, 2011 (incorporated by reference to Exhibit 3.8(b) of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

EXHIBIT NUMBER		DESCRIPTION

†4.13	—	Limited Liability Company Agreement of Westlake Geismar Power Company LLC (incorporated by reference to Exhibit 3.8(c) of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

†4.14	—	Certificate of Incorporation of Westlake NG II Corporation (now known as Westlake Longview Corporation) as filed with the Delaware Secretary of State on November 18, 2005 (incorporated by reference to Exhibit 3.64 of Westlake’s Registration Statement on
Form S-3/A filed on November 23, 2005, File No. 333-124581).

†4.15	—	Certificate of Amendment to Certificate of Incorporation of Westlake Longview Corporation as filed with the Delaware Secretary of State on November 3, 2006 (incorporated by reference to Exhibit 3.23(b) of Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.16	—	Bylaws of Westlake NG II Corporation (now known as Westlake Longview Corporation) (incorporated by reference to Exhibit 3.65 of Westlake’s Registration Statement on
Form S-3/A filed on November 23, 2005, File No. 333-124581).

†4.17	—	Certificate of Incorporation of Westlake Management Services, Inc. as filed with the Delaware Secretary of State on November 5, 1990 (incorporated by reference to Exhibit 3.37 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.18	—	Bylaws of Westlake Management Services, Inc. (incorporated by reference to Exhibit 3.10(b) of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

†4.19	—	Certificate of Incorporation of Westlake NG I Corporation as filed with the Delaware Secretary of State on November 18, 2005 (incorporated by reference to Exhibit 3.62 of Westlake’s Registration Statement on Form S-3/A filed on November 23, 2005, File No. 333-124581).

†4.20	—	Bylaws of Westlake NG I Corporation (incorporated by reference to Exhibit 3.63 of Westlake’s Registration Statement on Form S-3/A filed on November 23, 2005, File No. 333-124581).

†4.21	—	Certificate of Incorporation of Westlake Olefins Corporation as filed with the Delaware Secretary of State on May 15, 1989 (incorporated by reference to Exhibit 3.39 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.22	—	Certificate of Amendment to the Certificate of Incorporation of Westlake Olefins Corporation as filed with the Delaware Secretary of State on July 20, 1992 (incorporated by reference to Exhibit 3.40 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.23	—	By-Laws of Westlake Olefins Corporation (incorporated by reference to Exhibit 3.41 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.24	—	Certificate of Formation of Westlake Pipeline Investments LLC as filed with the Delaware Secretary of State on August 31, 2010 (incorporated by reference to Exhibit 3.13(a) of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

†4.25	—	Limited Liability Company Agreement of Westlake Pipeline Investments LLC, dated August 31, 2010 (incorporated by reference to Exhibit 3.13(b) of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

EXHIBIT NUMBER		DESCRIPTION

†4.26	—	Certificate of Formation of Westlake Polymers LLC as filed with the Delaware Secretary of State on December 31, 2007 (incorporated by reference to Exhibit 3.15(b) of Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.27(a)	—	Limited Liability Company Agreement of Westlake Polymers LLC, dated December 31, 2007 (incorporated by reference to Exhibit 3.15(c) of Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.27(b)		Amendment to the Limited Liability Company Agreement of Westlake Polymers LLC, dated July 27, 2010 (incorporated by reference to Exhibit 3.23(b) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.28	—	Certificate of Amendment to the Certificate of Incorporation of Westlake PVC Corporation as filed with the Delaware Secretary of State on August 20, 1991 (incorporated by reference to Exhibit 3.50 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.29	—	Bylaws of Westlake PVC Corporation (incorporated by reference to Exhibit 3.15(c) of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

†4.30	—	Certificate of Incorporation of Westlake Resources Corporation as filed with the Delaware Secretary of State on October 23, 1990 (incorporated by reference to Exhibit 3.52 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982)

†4.31	—	Bylaws of Westlake Resources Corporation (incorporated by reference to Exhibit 3.16(b) of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

†4.32(a)	—	Certificate of Conversion of Westlake Styrene LLC as filed with the Delaware Secretary of State on December 31, 2007 (incorporated by reference to Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.32(b)	—	Certificate of Formation of Westlake Styrene LLC as filed with the Delaware Secretary of State on December 31, 2007 (incorporated by reference to Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.33(a)	—	Limited Liability Company Agreement of Westlake Styrene LLC, dated December 31, 2007 (incorporated by reference to Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.33(b)	—	First Amendment to Limited Liability Company Agreement of Westlake Styrene LLC, dated December 31, 2007 (incorporated by reference to Exhibit 3.29(b) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.33(c)	—	Second Amendment to Limited Liability Company Agreement of Westlake Styrene LLC, dated July 27, 2010 (incorporated by reference to Exhibit 3.29(c) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.34(a)	—	Certificate of Incorporation of Westlake Supply and Trading Company as filed with the Delaware Secretary of State on July 20, 1992 (incorporated by reference to Exhibit 3.33 of Westlake’s Registration Statement on Form S-3/A filed on May 3, 2005, File No. 333-124581).

†4.34(b)	—	Certificate of Amendment to the Certificate of Incorporation of Westlake Supply and Trading Company dated March 23, 1999 (incorporated by reference to Exhibit 3.30(b) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

EXHIBIT NUMBER		DESCRIPTION

†4.34(c)	—	Certificate of Amendment to the Certificate of Incorporation of Westlake Supply and Trading Company as filed with the Delaware Secretary of State on May 8, 2007 (incorporated by reference to Exhibit 3.11(b) of Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.34(d)	—	Certificate of Amendment to the Certificate of Incorporation of Westlake Supply and Trading Company as filed with the Delaware Secretary of State on April 22, 2016 (incorporated by reference to Exhibit 3.30(d) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.35	—	Bylaws of Westlake Supply and Trading Company (incorporated by reference to Exhibit 3.33 of Westlake’s Registration Statement on Form S-3/A filed on May 3, 2005, File No. 333-124581).

†4.36	—	Certificate of Incorporation of Westlake Holdings Corporation (now known as Westlake Vinyl Corporation) as filed with the Delaware Secretary of State on June 8, 1990 (incorporated by reference to Exhibit 3.56 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.37	—	Certificate of Amendment to the Certificate of Incorporation of Westlake Holdings Corporation (now known as Westlake Vinyl Corporation) as filed with the Delaware Secretary of State on October 18, 1993 (incorporated by reference to Exhibit 3.57 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.38	—	Certificate of Amendment to the Certificate of Incorporation of Westlake Vinyl Corporation as filed with the Delaware Secretary of State on November 4, 1993 (incorporated by reference to Exhibit 3.58 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.39	—	Bylaws of Westlake Vinyl Corporation (incorporated by reference to Exhibit 3.59 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982)

†4.40(a)	—	Certificate of Limited Partnership of Geismar Vinyls LP (now known as Westlake Vinyls Company LP) as filed with the Delaware Secretary of State on January 2, 2003 (incorporated by reference to Exhibit 3.8 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.40(b)	—	Certificate of Amendment to the Certificate of Limited Partnership of Geismar Vinyls LP (now known as Westlake Vinyls Company LP) as filed with the Delaware Secretary of State on January 8, 2003 (incorporated by reference to Exhibit 3.9 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.40(c)	—	Certificate of Amendment to the Certificate of Limited Partnership of Geismar Vinyls LP (now known as Westlake Vinyls Company LP) as filed with the Delaware Secretary of State on August 1, 2005 (incorporated by reference to Exhibit 3.5 of Westlake’s Registration Statement on Form S-3/A filed on November 23, 2005, File No. 333-124581).

†4.41	—	Agreement of Limited Partnership of Geismar Vinyls LP (now known as Westlake Vinyls Company LP), dated December 27, 2012 (incorporated by reference to Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.42	—	Certificate of Amendment to the Certificate of Incorporation of Westlake Vinyls, Inc. as filed with the Delaware Secretary of State on September 28, 2001 (incorporated by reference to Exhibit 3.61 of Westlake’s Registration Statement on Form S-4 filed on September 22, 2003, File No. 333-108982).

†4.43	—	By-Laws of Westlake Vinyls, Inc. (incorporated by reference to Exhibit 3.62 of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

EXHIBIT NUMBER		DESCRIPTION

†4.44	—	Certificate of Formation of WPT LLC as filed with the Delaware Secretary of State on December 31, 2007 (incorporated by reference to Exhibit 3.21(a) of Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.45(a)	—	Limited Liability Company Agreement of WPT LLC, dated December 31, 2007 (incorporated by reference to Exhibit 3.21(b) of Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.45(b)	—	Amendment to the Limited Liability Company Agreement of WPT LLC, dated July 27, 2010 (incorporated by reference to Exhibit 3.39(b) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.46(a)	—	Certificate of Conversion of Westlake Petrochemicals LLC as filed with the Delaware Secretary of State on December 31, 2007 (incorporated by reference to Exhibit 3.14(b) of Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.46(b)	—	Certificate of Formation of Westlake Petrochemicals LLC as filed with the Delaware Secretary of State on December 31, 2007 (incorporated by reference to Exhibit 3.14(b) of Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.47(a)	—	Limited Liability Company Agreement of Westlake Petrochemicals LLC, dated December 31, 2007 (incorporated by reference to Exhibit 3.14(c) of Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.47(b)	—	Amendment to Limited Liability Company Agreement of Westlake Petrochemicals LLC, dated July 27, 2010 (incorporated by reference to Exhibit 3.41(b) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.48(a)	—	Certificate of Incorporation of Westlake NG V Corporation (now known as Westech Building Products (Evansville) LLC) as filed with the Delaware Secretary of State on March 24, 2008 (incorporated by reference to Westlake’s Registration Statement on Form S-3 filed on April 11, 2008, File No. 333-150206).

†4.48(b)	—	Certificate of Conversion of Westlake NG V Corporation (now known as Westech Building Products (Evansville) LLC) as filed with the Delaware Secretary of State on April 6, 2016 (incorporated by reference to Exhibit 3.42(d) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.48(c)	—	Certificate of Formation of Westlake NG V LLC (now known as Westech Building Products (Evansville) LLC) as filed with the Delaware Secretary of State on April 6, 2016 (incorporated by reference to Exhibit 3.42(d) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.48(d)	—	Certificate of Amendment to Certificate of Formation of Westlake NG V LLC (now known as Westech Building Products (Evansville) LLC) as filed with the Delaware Secretary of State on April 7, 2016 (incorporated by reference to Exhibit 3.42(d) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.49(a)	—	Limited Liability Company Agreement of Westlake NG V LLC (now known as Westech Building Products (Evansville) LLC), dated April 5, 2016 (incorporated by reference to Exhibit 3.43(a) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.49(b)	—	Amendment to Limited Liability Company Agreement of Westlake NG V LLC (now known as Westech Building Products (Evansville) LLC), dated April 11, 2016 (incorporated by reference to Exhibit 3.43(b) of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

EXHIBIT NUMBER		DESCRIPTION

†4.50	—	Certificate of Formation of North American Specialty Products LLC as filed with the Delaware Secretary of State on April 1, 2013 (incorporated by reference to Exhibit 3.26(a) of Westlake’s Registration Statement on Form S-3 filed on September 9, 2013, File. No. 333-177119).

†4.51	—	Limited Liability Company Agreement of North American Specialty Products LLC, dated April 1, 2013 (incorporated by reference to Exhibit 3.26(b) of Westlake’s Registration Statement on Form S-3 filed on September 30, 2011, File No. 333-177119).

†4.52	—	Certificate of Formation of Lagoon LLC as filed with the Delaware Secretary of State on August 1, 2016 (incorporated by reference to Exhibit 3.46 of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.53	—	Limited Liability Company Operating Agreement of Lagoon LLC, dated August 1, 2016 (incorporated by reference to Exhibit 3.47 of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.54	—	Second Restated Certificate of Incorporation of Axiall Corporation (incorporated by reference to Exhibit 3.1 of Axiall Corporation’s Current Report on Form 8-K filed on August 31, 2016 File No. 333-109753).

†4.55	—	Third Amended and Restated Bylaws of Axiall Corporation (incorporated by reference to Exhibit 3.1 of Axiall Corporation’s Current Report on Form 8-K filed on August 31, 2016 File No. 333-109753).

†4.56	—	Certificate of Incorporation of Axiall Holdco, Inc. as filed with the Delaware Secretary of State on November 22, 2013 (incorporated by reference to Exhibit 3.11 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.57	—	By-laws of Axiall Holdco, Inc. (incorporated by reference to Exhibit 3.12 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.58	—	Certificate of Incorporation of Axiall Noteco, Inc. as filed with the Delaware Secretary of State on November 20, 2014 (incorporated by reference to Exhibit 3.52 of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.59	—	By-Laws of Axiall Noteco, Inc., dated November 20, 2014 (incorporated by reference to Exhibit 3.53 of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.60	—	Certificate of Incorporation of Eagle Controlled 2 Ohio Spinco, Inc. (now known as Axiall Ohio, Inc.) as filed with the Delaware Secretary of State on October 22, 2012 and Certificate of Amendment to the Certificate of Incorporation of Eagle Controlled 2 Ohio Spinco, Inc. (now known as Axiall Ohio, Inc.) as filed with the Delaware Secretary of State on June 11, 2013 (each incorporated by reference to Exhibit 3.7 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.61	—	By-laws of Eagle Controlled 2 Ohio Spinco, Inc. (now known as Axiall Ohio, Inc.) (incorporated by reference to Exhibit 3.8 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.62	—	Certificate of Formation of Georgia Gulf Chemical & Vinyls, LLC (now known as Axiall, LLC) as filed with the Delaware Secretary of State on October 8, 1999, Certificate of Amendment to Certificate of Formation of Georgia Gulf Chemical & Vinyls, LLC (now known as Axiall LLC) as filed with the Delaware Secretary of State on September 1, 2000 and Certificate of Amendment to Certificate of Formation of Georgia Gulf Chemical & Vinyls, LLC (now known as Axiall LLC) as filed with the Delaware Secretary of State on January 29, 2013 (each incorporated by reference to Exhibit 3.9 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

EXHIBIT NUMBER		DESCRIPTION

†4.63	—	Limited Liability Company Agreement of Georgia Gulf Chemical & Vinyls, LLC (now known as Axiall, LLC) (incorporated by reference to Exhibit 3.10 of Axiall Corporation’s Form S-4 filed with the SEC on March 25, 2014, File No. 333-194802).

†4.64	—	Certificate of Formation of Eagle Holdco 3 LLC as filed with the Delaware Secretary of State on November 29, 2012 (incorporated by reference to Exhibit 3.13 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.65	—	Amended and Restated Limited Liability Company Agreement of Eagle Holdco 3 LLC (incorporated by reference to Exhibit 3.14 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.66	—	Certificate of Formation of Eagle Natrium LLC as filed with the Delaware Secretary of State on November 29, 2012 (incorporated by reference to Exhibit 3.15 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.67	—	Limited Liability Company Agreement of Eagle Natrium LLC (incorporated by reference to Exhibit 3.16 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.68	—	Articles of Incorporation of PPG Pipeline, Inc. (now known as Eagle Pipeline, Inc.) as filed with the Louisiana Secretary of State on November 26, 1986 and Certificate of Amendment to Articles of Incorporation of PPG Pipeline, Inc. (now known as Eagle Pipeline, Inc.) as filed with the Louisiana Secretary of State on November 16, 2012 (each incorporated by reference to Exhibit 3.17 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.69	—	By-laws of PPG Pipeline, Inc. (now known as Eagle Pipeline, Inc.) (incorporated by reference to Exhibit 3.18 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.70	—	Certificate of Incorporation of Eagle Spinco Inc. as filed with the Delaware Secretary of State on July 17, 2012 (incorporated by reference to Exhibit 3.5 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.71	—	By-laws of Eagle Spinco Inc. (incorporated by reference to Exhibit 3.6 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.72	—	Certificate of Formation of Eagle US 2 LLC as filed with the Delaware Secretary of State on October 22, 2012 (incorporated by reference to Exhibit 3.19 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.73	—	Limited Liability Company Agreement of Eagle US 2 LLC (incorporated by reference to Exhibit 3.20 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.74	—	Certificate of Formation of George Gulf Lake Charles, LLC as filed with the Delaware Secretary of State on October 8, 1999 and Certificate of Amendment to Certificate of Formation of Georgia Gulf Lake Charles, LLC as filed with the Delaware Secretary of State on September 1, 2000 (each incorporated by reference to Exhibit 3.23 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.75	—	Limited Liability Company Agreement of Georgia Gulf Lake Charles, LLC (incorporated by reference to Exhibit 3.24 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.76	—	Articles of Organization of PHH Monomers, L.L.C. as filed with the Louisiana Secretary of State on May 22, 1995 (incorporated by reference to Exhibit 3.25 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

EXHIBIT NUMBER		DESCRIPTION

†4.77	—	Operating Agreement by and between PPG Industries, Inc. (now known as Eagle US 2 LLC), Vista Chemical Company (now known as Axiall, LLC) and PHH Monomers, L.L.C., First Amendment to Operating Agreement of PHH Monomers, L.L.C. and Second Amendment to Operating Agreement of PHH Monomers, L.L.C. (each incorporated by reference to Exhibit 3.26 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.78	—	Articles of Incorporation of Plastic Trends, Inc. as filed with the Michigan Department of Treasury Corporation Division on May 27, 1968 (incorporated by reference to Exhibit 3.27 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.79	—	By-laws of Plastic Trends, Inc. (incorporated by reference to Exhibit 3.28 of Axiall Corporation’s Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.80	—	Certificate of Incorporation of Rome Delaware Corp. as filed with the Delaware Secretary of State on September 14, 2006 (incorporated by reference to Exhibit 3.29 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.81	—	By-laws of Rome Delaware Corp. (incorporated by reference to Exhibit 3.30 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.82(a)	—	Certificate of Incorporation of RBS (U.S.A.) Limited (now known as Royal Building Products (USA) Inc.) as filed with the Delaware Secretary of State on August 7, 1997 (incorporated by reference to Exhibit 3.7 of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.82(b)	—	Certificate of Amendment to Certificate of Incorporation of RBS (U.S.A.) Limited (now known as Royal Building Products (USA) Inc.) as filed with the Delaware Secretary of State on September 17, 2014 (incorporated by reference to Exhibit 3.7 of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.83	—	By-Laws of RBS (U.S.A.) Limited (now known as Royal Building Products (USA) Inc.), dated August 7, 1997 (incorporated by reference to Exhibit 3.77 of Westlake’s Registration Statement on Form S-4 filed on March 13, 2017, File No. 333-226662).

†4.84	—	Certificate of Incorporation of Royal Plastics Group (U.S.A.) Limited as filed with the Delaware Secretary of State on June 29, 1995 (incorporated by reference to Exhibit 3.35 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

†4.85	—	By-laws of Royal Plastics Group (U.S.A.) Limited (incorporated by reference to Exhibit 3.36 of Axiall Corporation’s Form S-4 filed on March 25, 2014, File No. 333-194802).

5.1*	—	Opinion of Baker Botts L.L.P.

†10.1		Form of Registration Rights Agreement between Westlake and TTWF LP (incorporated by reference to Exhibit 10.13 to Westlake’s Registration Statement on Form S-1/A filed on July 2, 2004 under Registration No. 333-115790).

†12.1	—	Computation of ratio of earnings to fixed charges. (incorporated by reference to Exhibit 12.1 to Westlake’s Annual Report on Form 10-K, filed on February 22, 2017, File No. 1-32260).

23.1*	—	Consent of PricewaterhouseCoopers LLP.

23.2*	—	Consent of Ernst & Young LLP.

23.3*	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Power of Attorney for Westlake Chemical Corporation (previously filed as Exhibit 24.1).

24.2*	—	Powers of Attorney for Additional Registrants (included on signature pages).

25.1*	—	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. as Trustee with respect to the Indenture, dated as of January 1, 2006.

†	Incorporated by reference as indicated.
*	Filed herewith.
**	Westlake will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, and (iv) any required opinion of counsel to Westlake as to certain tax matters relative to securities offered hereby.